Exhibit 10.2

Execution Version

GUARANTEE ISSUANCE AGREEMENT

dated as of June 5, 2024

among

U.S. DEPARTMENT OF ENERGY

as Guarantor

SUNNOVA ENERGY CORPORATION

as Sponsor

SUNNOVA ABS MANAGEMENT, LLC

as Servicer and Manager

SUNNOVA HESTIA II BORROWER, LLC

as Borrower

SUNNOVA HESTIA II LENDER, LLC

as Lender

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Agent

Up to $152,010,000

PROJECT HESTIA, SERIES 2024-GRID1

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- i -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- ii -

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

- iii -

Schedules and Exhibits to the Guarantee Issuance Agreement

Schedule 1	Minimum Eligibility Criteria

Exhibit A	Definitions

Exhibit B	Rules of Interpretation

Exhibit C	Form of Demand Letter

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

GUARANTEE ISSUANCE AGREEMENT

This GUARANTEE ISSUANCE AGREEMENT (this “Agreement”), dated as of June 5, 2024, is by and among: (i) SUNNOVA ABS MANAGEMENT, LLC, a Delaware limited liability company, in its capacity as Servicer and Manager; (ii) SUNNOVA ENERGY CORPORATION, a Delaware corporation (the “Sponsor” or “SEC”); (iii) the U.S. DEPARTMENT OF ENERGY (“DOE” or “Guarantor”), acting by and through the Secretary of Energy (or appropriate authorized representative thereof); (iv) SUNNOVA HESTIA II BORROWER, LLC, a Delaware limited liability company (the “Borrower”); (v) SUNNOVA HESTIA II LENDER, LLC, a Delaware limited liability company (the “Lender”); and (vi) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association (the “Agent”).

RECITALS

WHEREAS, pursuant to the provisions of Title XVII of the Energy Policy Act of 2005, Pub. L. 109 58, as amended by Section 406 of Div. A of Title IV of Pub. L. 111 5, and as further amended from time to time (“Title XVII”), the Guarantor is authorized to issue “guarantees” with respect to “obligations” financing “eligible projects,” in each case as defined in Title XVII;

WHEREAS, as a condition precedent to the Loan Guarantee Agreement, the Loan Guarantee Commitment Authority for Project Hestia (Loan No. 1426) with the Sponsor was approved for the loans to be guaranteed with full principal amount not to exceed $3,333,333,333.33;

WHEREAS, as a condition precedent to this Agreement, the Sponsor shall partially allocate a portion of its Loan Guarantee Commitment Authority to the Lender;

WHEREAS, the Guarantor, the Sponsor, the Servicer and the Manager have entered into a loan guarantee agreement, dated September 27, 2023 (the “Loan Guarantee Agreement”) relating to the program under which the Guarantor provides guarantees related to indebtedness issued by certain Sponsor’s special purpose subsidiaries and authorizing of guarantee issuance agreements and the execution of this Agreement;

WHEREAS, (a) the Sponsor directly owns 100% of the Equity Interests of Sunnova Intermediate Holdings, LLC, a Delaware limited liability company (“Intermediate Holdings”); (b) Intermediate Holdings directly owns 100% of the Equity Interests in Sunnova Hestia Holdings, LLC, a Delaware limited liability company (“Hestia Holdings”); (c) Hestia Holdings directly owns 100% of the Equity Interests of Sunnova Hestia II Depositor, LLC, a Delaware limited liability company (the “Depositor”); (d) the Depositor directly owns 100% of the Equity Interests of the Sunnova Hestia II Issuer, LLC, a Delaware limited liability company (the “Capital Markets Issuer”); (e) the Capital Markets Issuer directly owns 100% of the Equity Interests of the Lender; and (f) the Lender directly owns 100% of the Equity Interests of the Borrower;

WHEREAS, Intermediate Holdings, Hestia Holdings, the Depositor, the Capital Markets Issuer, the Lender and the Borrower have entered into a sale and contribution agreement (the “Sale and Contribution Agreement”), dated the date hereof, pursuant to which: (a) Intermediate Holdings sold, transferred and assigned all of Intermediate Holdings’ right, title and interest in and

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

to a portfolio of Solar Loans and related property, and may sell, transfer and assign Subsequent Solar Loans and related property, to Hestia Holdings; (b) Hestia Holdings sold, transferred and assigned all of Hestia Holdings’ right, title and interest in and to such portfolio of Solar Loans and related property, and may sell, transfer and assign such Subsequent Solar Loans and related property, to the Depositor; (c) the Depositor sold, transferred and assigned all of the Depositor’s right, title and interest in and to such portfolio of Solar Loans and related property, and may sell, transfer and assign such Subsequent Solar Loans and related property, to the Capital Markets Issuer; (d) the Capital Markets Issuer sold, transferred and assigned all of the Capital Markets Issuer’s right, title and interest in and to such portfolio of Solar Loans and related property, and may sell, transfer and assign such Subsequent Solar Loans and related property to the Lender; and (e) the Lender sold, transferred and assigned all of the Lender’s right, title and interest in and to such portfolio of Solar Loans and related property, and may sell, transfer and assign such Subsequent Solar Loans and related property, to the Borrower;

WHEREAS, (i) the Capital Markets Issuer has issued two classes of notes designated as (i) the Sunnova Hestia II Issuer, LLC, Solar Loan Backed Notes, Series 2024-GRID1 (the “ABS Notes”) and contributed the proceeds therefrom to the Lender, and (ii) pursuant to a loan and security agreement, dated June 5, 2024 (the “Loan Agreement”), the Lender has made a term loan to the Borrower secured by all the assets of the Borrower, including without limitation, the portfolio of Solar Loans and related property (such term loan, the “Guaranteed Loan”);

WHEREAS, the Guaranteed Loan will have an initial outstanding loan balance of $168,900,000 (the “Initial Outstanding Guaranteed Loan Balance”) and will be comprised of three loan components (each, a “Loan Component”), designated as (i) Hestia II, Loan Component 1 (“Loan Component 1”), (ii) Hestia II, Loan Component 2 (“Loan Component 2”) and (iii) Hestia II, DOE Component (the “DOE Component”);

WHEREAS, (i) Loan Component 1 represents 90.00% of the Initial Outstanding Guaranteed Loan Balance, (ii) Loan Component 2 represents 10.00% of the Initial Outstanding Guaranteed Loan Balance and (iii) the DOE Component represents the Guarantor’s entitlement to repayment with respect to principal payments made by the Guarantor to or at the direction of the Lender under this Agreement;

WHEREAS, (a) pursuant to Section 1705 of Title XVII, a complete application, dated January 18, 2022, was made for the issuance by the Guarantor of a guarantee of a portion of one or more guaranteed loans and (b) pursuant to the terms and conditions of this Agreement, the Guarantor has agreed to guarantee the Borrower’s payment of the Guaranteed Amounts on the Guaranteed Loan;

WHEREAS, the execution of this Agreement is a condition precedent to the Lender’s execution of the Series Securitization Documents;

NOW, THEREFORE, in consideration of the foregoing and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 1

DEFINITIONS

Section 1.1. Definitions and Interpretation. Capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A, and the rules of interpretation set forth in Exhibit B shall apply to this Agreement, except, in each case, as otherwise expressly provided herein.

ARTICLE 2

GUARANTEE

Section 2.1. The Guarantee. This Agreement is a “Guarantee Issuance Agreement” as defined under the Loan Guarantee Agreement. Subject to the terms and conditions set forth in this Agreement, as of the date hereof, the Guarantor (acting through the Secretary of Energy) hereby irrevocably and unconditionally guarantees (such guarantee with respect to the Guaranteed Loan, the “Guarantee”) to the Lender, in respect of the Guaranteed Loan, the payment of (a) any DOE Guaranteed Principal Amounts, and (b) any DOE Guaranteed Interest Amounts (collectively such amounts, the “Guaranteed Amounts”).

Section 2.2. Scope of the Guarantee. Pursuant to Section 1702(j) of Title XVII, the Guarantee is entitled to the full faith and credit of the United States of America. The Guarantee constitutes a guarantee of payment and not of collection. In no event shall the liability of the Guarantor on the Guarantee extend to any amount which is not a Guaranteed Amount. The Guarantee shall not extend to the repayment, in whole or in part, of any fees, costs, expenses, make-whole amounts, liquidation costs, prepayment premiums, breakage costs, indemnified liabilities, default interest, Post-ARD Additional Interest Amounts or any other non-specified amounts (in each case, other than the Guaranteed Amounts) payable to the Lender under the Guaranteed Loan, the Loan Note or any other Series Securitization Document (“Excluded Amounts”).

Section 2.3. Conditions of Guarantee. The Guarantor hereby irrevocably waives diligence, presentment, protest, demand, notice and any requirement that the Agent or the Lender exhaust any right or remedy or take any action against or give notice to the Borrower or the Guarantor, except for the written Demand for payment by the Agent on the Guarantor required under Section 9.2. To the fullest extent permitted by Applicable Law, the Guarantor irrevocably waives and agrees that it will not assert against the Lender any defense to payment under the Guarantee (including, without limitation, fraud in the inducement) which it might otherwise have based solely upon the conduct of the Borrower, the Sponsor or the Lender.

Section 2.4. Guarantee Absolute. Guarantor agrees that this Guarantee shall be continuing, and Guarantor guarantees that the Guaranteed Amounts will be paid and performed strictly in accordance with the terms of this Agreement. The obligations of the Guarantor shall be continuing and irrevocable, absolute and unconditional, primary and original and immediate and not contingent and shall remain in full force and effect without regard to and not be released, discharged or in any way affected by any circumstance or condition (other than by payment in full of the Guaranteed Amounts) including, without limitation, the occurrence of any one or more of the following:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

2.4.1. any lack of validity or enforceability of any of the Guaranteed Amounts under this Agreement or any other Series Securitization Document or any document entered into in connection with the transactions contemplated thereby, any provision thereof, or any other agreement or instrument relating thereto or the absence of any action to enforce the same;

2.4.2. any failure, omission, delay or lack on the part of any party to enforce, assert or exercise any right, power, privilege or remedy conferred under Series Securitization Documents;

2.4.3. any change in the time, manner or place of performance or of payment, or in any other term of, all or any of the Guaranteed Amounts, or any other modification, supplement, amendment or waiver of or any consent to departure from the terms and conditions of any of the Series Securitization Documents or any document entered into in connection with the transactions contemplated thereby, provided that such change, modification supplement, amendment, waiver or consent to departure have been entered into or provided in accordance with the terms of such Series Securitization Document (or any document entered into in connection with the transactions contemplated thereby);

2.4.4. any bankruptcy, suspension of payments, insolvency, sale of assets, winding up, dissolution, liquidation, receivership or reorganization of, or similar proceedings involving the Borrower or its assets or any resulting release or discharge of any of the Guaranteed Amounts;

2.4.5. any failure or delay in the enforcement of the Guaranteed Amounts of any Person under the Series Securitization Documents or any document entered into in connection with the transactions contemplated by the Series Securitization Documents or any provision thereof; or

2.4.6. any set off, counterclaim, deduction, defense, abatement, suspension, deferment, diminution, recoupment, limitation or termination available with respect to any Guaranteed Amounts and, to the extent permitted by applicable law, irrespective of any other circumstances that might otherwise limit recourse by or against either Guarantor or any other Person.

Section 2.5. Set-Off. Guarantor shall not be entitled to set off any amounts payable by any party hereunder as a result of any breach by such party of its obligations under this Agreement against any valid request made for a payment by the Agent, on behalf of the Lender, under this Agreement, it being understood and agreed that Guarantor’s sole remedy for such claim is a separate claim made by Guarantor.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 3

TERMINATION

Section 3.1. Guarantee Termination. The Lender may at any time terminate this Agreement upon written notice to the Guarantor; provided that, the DOE Reimbursable Amount is equal to zero and such termination does not violate the terms and conditions of the Capital Markets Documents.

ARTICLE 4

PAYMENTS; REFINANCINGS

Section 4.1. Place and Manner of Payments.

4.1.1. Prohibited uses of Payments. In accordance with Section 609.13(a) of the Title XVII Regulations, the Borrower shall not: (i) request that the Guaranteed Loan or any portion or proceeds derived thereof be used; or (ii) use any other funds obtained from the U.S. federal government or from a loan or other instrument guaranteed by the U.S. federal government, in either case for the payment of any Guarantor Fees, except to the extent explicitly authorized by the U.S. Congress.

4.1.2. Tax. The Borrower understands and agrees that the Guarantor is an agency or instrumentality of the United States and that all payments hereunder or under the Series Securitization Documents are payable, and shall in all cases be paid, free and clear of all Taxes.

Section 4.2. Permitted Refinancing. So long as the Lender benefits from this Guarantee:

(a) unless the Guarantor shall have consented in its sole discretion, the Lender and the Agent shall not enter into any Refinancing other than a Permitted Refinancing;

(b) in connection with any Permitted Refinancing, to the extent the Sponsor proposes any amendments to currently effective Series Securitization Documents, the Guarantor agrees to reasonably negotiate Refinancing Documents that reflect the terms and conditions of such Permitted Refinancing, including, but not limited to, changes to the Borrower Priority of Payments that relate to payments that are subordinated to DOE Reimbursable Amounts (or immaterial to items that are senior in payment of any DOE Reimbursable Amounts) and/or that relate to any other amounts payable to the Guarantor, or to reflect market changes to payment terms and reserves, as well as any changes to the Equipment Replacement Reserve Deposit and the Equipment Replacement Reserve Required Balance;

(c) in connection with any Permitted Refinancing, the Guarantor agrees to reasonably cooperate and participate in review, preparation, furnishing of relevant information relating to itself or the Project and drafting of any Marketing Materials;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) if the Sponsor reasonably requests that the Guarantor be present (in person or remotely) on a reasonable basis at customary rating agencies meetings or other marketing activities related to any Permitted Refinancing, the Guarantor shall be present at such customary rating agencies meetings or other marketing activities, as applicable, in the Guarantor’s capacity in respect of the Project;

(e) so long as the Sponsor and/or its Affiliates own, directly or indirectly, the equity interests of the Eligible Lender following any Balance Sheet Refinancing, such equity interests may not, in whole or in part, be pledged, transferred or encumbered (synthetically or otherwise) other than pursuant to a Permitted Refinancing; and

(f) in connection with any proposed Refinancing, by or before the proposed closing date thereof, the Guarantor shall have received a certificate of the Sponsor to the effect that such Refinancing is a Permitted Refinancing.

Section 4.3. Guarantor Fees. The following fees and expenses shall be due to the Guarantor (such fees, “Guarantor Fees”); provided that the failure to pay any of the Guarantor Fees set forth below or in the Loan Guarantee Agreement shall not affect the existence of the Guarantee, the obligations of the Guarantor hereunder or the rights and remedies of the Lender or its assignees with respect to the Guarantee and without prejudice to the Guarantor’s rights and remedies under the Program Documents, the Series Securitization Documents or in law:

4.3.1. Fees and Expenses Payable by the Borrower.

(a) Monthly Risk-Based Charge. With respect to the Guaranteed Loan, the Borrower shall, on each Loan Payment Date, subject to Borrower Available Funds and the Borrower Priority of Payments in the Loan Agreement, pay to the Guarantor an amount equal to the product of: (i) one-twelfth; (ii) [***]%; and (iii) the outstanding Loan Component 1 Balance (after giving effect to payments made on the prior Loan Payment Date) (the “Monthly Risk-Based Charge”).

(b) Amendment, Waiver and Other Expenses. Subject to the Borrower Available Funds and the Borrower Priority of Payments in the Loan Agreement, on each Loan Payment Date, the Borrower shall pay or reimburse the Guarantor (or such other party or parties as the Guarantor may direct) for payment of all documented third-party fees and expenses paid or incurred in connection with: (i) any waiver, consent, or amendment of any Series Securitization Document; and (ii) the administration, preservation and enforcement of any Series Securitization Document, and the Guarantors’ rights thereunder, such fees and expenses to include all fees and expenses of the Independent Engineer and other independent consultants and advisors (including legal counsel) retained at the Guarantors’ discretion (“Ongoing Expenses”).

4.3.2. Payment of Fees

(a) All fees under this Section 4.3 shall be paid in accordance with the Borrower Priority of Payments on the dates due, in immediately available funds in Dollars to the Guarantor (or such other party or parties as the Guarantor may direct).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b) All amounts payable to the Guarantor under this Section 4.3 shall be paid by wire transfer to the following account, or to such other account as may be specified by the Guarantor from time to time:

Fedwire Field Tag	Fedwire Field Name	Required Information
[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

Section 4.4. Application of DOE Guaranteed Interest Amounts

4.4.1. DOE Guaranteed Interest Amounts deemed to be paid by the Guarantor on any Loan Payment Date will be applied in the following order of priority: (i) first, to the Lender in satisfaction of any Borrower shortfalls in the Component 1 Interest Distribution Amount on such Loan Payment Date, and (ii) second, any remaining amounts to be applied as a contribution from the Lender to the Borrower and distributed to the Lender as a pro rata payment of principal on Loan Component 1 and Loan Component 2 (based on the Initial Percentage Interest Distribution Methodology) on such Loan Payment Date, in each case after giving effect to the Borrower Priority of Payments.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

Section 5.1. Representations and Warranties of the Securitization Entities. Unless otherwise stated, each Securitization Entity makes each of the following representations and warranties to and in favor of the Guarantor, as of the date hereof, and with respect to the Series Securitization Documents, except as such representations and warranties are expressly made as to an earlier date, in which case such representations and warranties will be true as of such earlier date:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.2. Organization. (a) Each Securitization Entity is a limited liability company duly formed and existing in good standing under the laws of the State of Delaware; (b) each Securitization Entity possesses all requisite power and authority to enter into and perform each of the Series Securitization Documents to which it is party and to carry out the transactions contemplated therein; (c) the execution, delivery and performance of each of the Series Securitization Documents to which each Securitization Entity is party has been duly authorized and each of the Series Securitization Documents to which it is party has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable and other legal principles (regardless of whether enforcement is sought in equity or at law) pertaining to creditor’s rights; (d) except as already obtained or otherwise contemplated herein, no material consent or approvals are required in connection with the execution, delivery and performance by each Securitization Entity of each of the Series Securitization Documents to which it is party; (e) the execution, delivery and performance by each Securitization Entity of each of the Series Securitization Documents to which it is party will not (i) violate any Applicable Law applicable to it or (ii) result in any breach of, or constitute any default under, any contractual obligation of it, which breach or default would result in a Material Adverse Effect on it.

Section 5.3. Authorization; No Conflict. Each Securitization Entity has duly authorized, executed and delivered the Series Securitization Documents (and all certificates, general deliverables or similar documents entered into in connection therewith) to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated hereby or thereby nor its compliance with the terms of this Agreement or thereof does or will: (a) contravene its Organizational Documents or any Applicable Laws; (b) contravene or result in any breach or constitute any default under any Governmental Judgment; (c) contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its assets under any agreement or instrument to which it is a party or by which it or any of its assets may be bound, except for any Permitted Liens; or (d) require the consent or approval of any Person and any other consents or approvals that have been obtained and are in full force and effect.

Section 5.4. Compliance with Laws. Each Securitization Entity has conducted and is conducting its business in compliance with all Applicable Laws and its Organizational Documents.

Section 5.5. Legality; Validity; Enforceability. Each Series Securitization Document to which each Securitization Entity is (or will be when executed) a party constitutes a valid, legal and binding obligations of each Securitization Entity, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.6. Security Interests; Liens.

(a) Pursuant to the Series Securitization Documents, the Agent has a legal, valid, enforceable and perfected first priority Lien in the Collateral subject only to Permitted Liens.

(b) All Taxes (including stamp taxes) and filing fees that are due and payable in connection with the execution, delivery or recordation of any other Series Securitization Document have been, or will promptly, be paid.

Section 5.7. Taxes. No withholding Taxes are payable by the Securitization Entities to any Governmental Authority other than the United States in connection with any amounts payable by the Securitization Entities under or in respect of the Series Securitization Documents.

Section 5.8. Business; Contracts; Powers of Attorney; Other Transactions.

(a) No Securitization Entity has conducted any business other than those necessary for, incidental to, connected with or arising out of the business contemplated by the Series Securitization Documents and such other business as may be related to the Project, except as permitted by the Series Securitization Documents and by any such Securitization Entity’s Organizational Documents.

(b) No Securitization Entity is a party to, or bound by, any contract other than those contracts permitted under the Series Securitization Documents and except as permitted by any such Securitization Entity’s Organizational Documents.

(c) Except as provided in the Series Securitization Documents, no Securitization Entity has any subsidiaries and does not legally or beneficially own any Equity Interests of any other Person.

Section 5.9. Guarantee Request. The statements and information contained in the Guarantee Request are true and correct in all material respects and do not contain any material misstatements of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading at the time they were made.

Section 5.10. Investment Company Act. The Borrower is not, and after giving effect to the application of the proceeds of the Guaranteed Loan will not be, required to register as an “investment company” as such term is defined in the Investment Company Act. In making this determination, the Borrower is relying primarily on the exclusion from the definition of “investment company” contained in section 3(c)(5)(A) of the Investment Company Act, although additional exclusions or exemptions may be available to the Borrower at the Loan Closing Date or in the future.

Section 5.11. Margin Regulations. No part of the proceeds of the Guaranteed Loan will be used directly or indirectly to purchase or carry any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board of Governors of the Federal Reserve System.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 5.12. PUHCA. The Borrower either (a) is not subject to, or is exempt from, regulation as a “holding company” under PUHCA in accordance with 18 C.F.R. § 366.3; or (b) is, and has notified FERC of its status as, a “holding company” under 18 C.F.R. § 366.4 or is an “associate company” under 18 C.F.R. § 366.1, and is in material compliance with all relevant requirements of PUHCA, the FPA, and FERC’s regulations In addition, the Borrower either is (i) not subject to, or is exempt from, rate, financial, and/or organizational regulation as a “public utility,” “public service company,” an “electric company,” or similar entity under the laws of any State or territory of the United States in which the Project is located (provided that the Borrower is, or may be, subject to regulation of contracting or marketing by a public utility commission) or (ii) subject to such rate, financial and/or organizational regulation and compliant in all material respects with the laws of the relevant State or territory of the United States and the regulations of the relevant PUC to which Borrower is subject.

Section 5.13. Accounts. The Borrower does not own or maintain any accounts with a bank or financial institution other than the Transaction Accounts.

Section 5.14. Insolvency Proceedings. No Securitization Entity is the subject of any pending, or to each Securitization Entity’s Knowledge, threatened, Insolvency Proceedings.

Section 5.15. Solar Loans. The Borrower has received a representation from the Depositor that the Solar Loans it has acquired from the Depositor satisfy the Minimum Eligibility Criteria and the Eligibility Criteria set forth in the Series Securitization Documents.

Section 5.16. Allocation of Loan Guarantee Commitment Authority. The Sponsor has partially allocated an amount equal to $168,900,000 to the Lender in accordance with the Loan Guarantee Agreement, and the cumulative amount of any partial allocations of the Loan Guarantee Commitment Authority by the Sponsor do not exceed $3,333,333,333.33.

ARTICLE 6

AFFIRMATIVE COVENANTS

Each Securitization Entity (and, with respect to Section 6.2 below, the Agent) covenants and agrees that until the termination of this Agreement in accordance with its terms:

Section 6.1. Maintenance of Existence. Each Securitization Entity will keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of each Series Securitization Document to which it is party, or material to the conduct of its business and the Project. Each Securitization Entity shall maintain its existence separate from each other Securitization Entity.

Section 6.2. SAM Registration. Each of the Securitization Entities and the Agent shall maintain their respective SAM database registration at all times.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 6.3. Performance of Obligations. Each Securitization Entity shall perform and observe all of its covenants and obligations contained in any Series Securitization Document or Required Approval.

Section 6.4. Transfer Restriction. The Capital Markets Issuer shall include transfer restrictions in the Equity Interests issued by it, prohibiting, without the prior written consent of the Guarantor, the transfer of any Equity Interest in the Capital Markets Issuer except pursuant to a Permitted Refinancing.

Section 6.5. Separateness and Bankruptcy Remoteness. Each Securitization Entity shall be organized as a bankruptcy-remote, single-purpose entity at all times and shall do all things necessary to maintain its corporate existence separate and apart from any other party, and shall each, except as otherwise permitted or contemplated by the Series Securitization Documents:

(a) maintain books and records separate and apart from any other person;

(b) maintain its accounts separate and apart from those of any other person;

(c) not commingle its assets with those of any other person;

(d) conduct its own functions and business in its own name and comply with all organizational formalities;

(e) provide for the payment of its operating expenses and liabilities from its own funds;

(f) allocate fairly and reasonably any overhead for expenses that are shared with another person or entity;

(g) hold itself out as a separate entity;

(h) not mislead others as to its separate identity;

(i) not guarantee or become obligated for the debts of any other affiliated or unaffiliated third party, hold out its credit as being available to satisfy the obligations of others, or pledge its assets to support the obligations of others;

(j) not engage in any business other than those necessary for, incidental to, connected with or arising out of those permitted pursuant to the Series Securitization Documents;

(k) not make or permit to remain outstanding any loans or advances to any third party; and

(l) maintain adequate capitalization to engage in the transactions and activities contemplated in its organizational documents and the Series Securitization Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 6.6. Books, Records and Inspections. Each Securitization Entity shall (including, to the extent they are affiliates of the Sponsor, through the Manager or the Servicer):

(a) keep proper records and books of account in which full, true and correct entries in accordance with GAAP and all Applicable Laws are made in respect of all dealing and transactions relating to the business and activities of the Securitization Entities;

(b) maintain adequate internal controls, reporting systems and cost control systems that are designed to ensure that the Borrower satisfies its obligations under the Series Securitization Documents:

(i) for overseeing the financial operations of the Borrower, including its cash management, accounting and financial reporting; and

(ii) for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Title XVII Regulations.

(c) upon reasonable request and advanced notice, consult and co-operate with the Guarantor and the Guarantor Consultants regarding the Project upon the Guarantor’s request;

(d) upon reasonable request and advanced notice, permit officers and designated representatives of the Guarantor, its agents, and the Guarantor Consultants to visit and inspect the Project and any other facilities of the Borrower;

(e) upon reasonable request and advanced notice, provide to officers and designated representatives of the Guarantor, its agents, the Comptroller General and the Guarantor Consultants access to any pertinent books, documents, papers and records of the Securitization Entity for the purpose of audit, examination, inspection and monitoring upon reasonable notice in writing and at reasonable times during normal business hours, and to examine and discuss the affairs, finances and accounts of the Securitization Entity with the representatives of the Securitization Entities;

(f) upon reasonable request and advanced notice, afford proper facilities for such inspection, and shall make copies (at the Borrower’s expense) of any records that are subject to such inspection;

(g) upon reasonable request and advanced notice, make available such information related to the Project as is reasonably requested, including all patents, technology and proprietary rights owned or controlled by the Securitization Entities and utilized in the operation of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions and all other matters with respect to the Project;

(h) maintain and upon reasonable request and advanced notice, make available to the Guarantor (or its duly authorized representatives or agents), all documentation associated with each Solar Loan, including each Customer Contract and all Customer Limited Warranty Agreements;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(i) record, store, maintain, and operate its records, systems, controls, data and information using means (including any electronic, mechanical or photographic process, whether computerized or not) that are under its exclusive ownership and direct control (including all means of access thereto and therefrom); and

(j) retain all records relating to expenditures with respect to this Agreement for five (5) years after the date hereof.

Section 6.7. Taxes, Duties, Expenses and Liabilities.

(a) The Borrower shall pay or cause to be paid on or before the date payment is due: (i) all Taxes (including stamp taxes), duties, fees, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of the Series Securitization Documents (other than those Taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by GAAP); provided that the Borrower shall promptly pay any valid, final judgment rendered upon the conclusion of any relevant Action enforcing any Tax and cause it to be satisfied of record, and (ii) all claims, levies, or liabilities (including claims for labor, services, materials and supplies), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of the Borrower (or any part thereof).

(b) The Borrower shall file all tax returns required by Applicable Laws to be filed by it and shall pay or cause to be paid on or before the date payment is due: (i) all income Taxes required to be paid by it; and (ii) all other material Taxes and assessments required to be paid by it (other than those Taxes that it contests in good faith and by appropriate proceedings, for which reserves are established to the extent required by GAAP and permitted by the Title XVII Regulations).

(c) The Borrower shall duly and punctually pay and discharge its Secured Obligations in respect of any indebtedness permitted under the Series Securitization Documents when due, subject to the terms and conditions of this Agreement and the other Series Securitization Documents.

Section 6.8. Contractual Remedies. Each Securitization Entity shall diligently pursue all contractual remedies available to it to cause each Transaction Party to comply with and conduct its property, business and operations in compliance with all Applicable Laws.

ARTICLE 7

NEGATIVE COVENANTS

Each Securitization Entity covenants and agrees that until the termination of this Agreement in accordance with its terms:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.1. Restrictions on Operations.

(a) Ordinary Course of Conduct; No Other Business. Each Securitization Entity shall not: (i) engage in any business other than those necessary for, incidental to, connected with or arising out of the Project in accordance with and as contemplated by the Series Securitization Documents; (ii) create, incur or suffer, or permit to be created or incurred or to exist any Lien on any of the Collateral or permit the Lien created by the Loan Agreement not to constitute a valid first priority, perfected Lien on the Collateral, in each case subject to Permitted Liens; or (iii) fail to maintain its existence and its right to carry on its business.

(b) Accounts. Except as otherwise permitted or contemplated by the Series Securitization Documents, the Borrower shall not establish or maintain any bank accounts other than the Transaction Accounts.

Section 7.2. Amendment of and Notices under Series Securitization Documents and Refinancing Documents. Other than correcting typographical errors, adjusting formatting or correcting minor or technical errors that do not change any Person’s rights or obligations, each of the Securitization Entities shall not, without the prior notice to and written consent of the Guarantor:

(a) agree, directly or indirectly, to any amendment, modification, termination, replacement, supplement, consent or waiver or waive any right to consent to any amendment, modification, termination, replacement, supplement or waiver of any right with respect to, or assign any of the respective duties or obligations under:

(i) any Governmental Approval or other Required Approval, the effect of which could reasonably be expected to have a Material Adverse Effect; or

(ii) any Series Securitization Document or any Refinancing Document, as applicable; or

(b) enter into any agreement other than any Series Securitization Document or any Refinancing Document, as applicable, restricting its ability to amend or otherwise modify any of the Series Securitization Documents or any other Refinancing Documents, as applicable.

Section 7.3. Organizational Documents; Legal Form; Capital Structure. None of the Securitization Entities shall (a) amend or modify its Organizational Documents, or (b) amend or modify its legal form, its capital structure (including the issuance of any options, warrants or other rights with respect thereto), except as required under any Applicable Law and with prior written notice of such amendment or modification to the Guarantor.

Section 7.4. Margin Regulations. Each of the Securitization Entities shall not directly or indirectly apply any part of the proceeds of the Guaranteed Loan or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder, or for any purpose that violates any regulation of the Board of Governors of the Federal Reserve System.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 7.5. Environmental Laws. The Borrower shall not (a) undertake or authorize or (b) knowingly permit, in either case, (x) any action or Release any Hazardous Substances in connection with the Project in material violation of any Environmental Law or (y) that is reasonably likely to result in material harm to human health or the environment as a result of such action or the Release of any Hazardous Substance. In addition, the Borrower shall ensure that the Project (a) shall be operated in material compliance with all Environmental Laws and (b) shall not be operated by the Borrower, its Affiliates or agents in any manner in material violation of any Environmental Law or that is reasonably likely to result in a hazard to public health or safety or to the environment as a result of the Release of any Hazardous Substance.

Section 7.6. Investment Company Act. The Borrower shall not take any action that would result in the Borrower becoming an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act.

ARTICLE 8

GUARANTEE TERMINATION EVENT

Section 8.1. Non-Permitted Refinancing. If a Securitization Entity completes a refinancing transaction of the ABS Notes that is not a Permitted Refinancing (such event, a “Guarantee Termination Event”), this Agreement and the Guarantee shall immediately, upon the closing of such refinancing and the repayment of the existing ABS Notes, terminate and the Guarantor shall cease to have any future obligations with respect to the Guaranteed Loan.

ARTICLE 9

GUARANTEE CLAIM PROCEDURES

Section 9.1. Failure to Pay. In the event that the Borrower, for any reason, fails to pay in full when and as due under the Guaranteed Loan any Guaranteed Amounts on any Loan Payment Date, then the Agent, on behalf of the Lender, may make a demand on the Guarantor under this Agreement satisfying the requirements of Section 9.2 below (a “Demand”) for payment of all Guaranteed Amounts pursuant to Section 9.4 (regardless of whether any Guaranteed Amounts have then become due and owing from the Borrower by reason of acceleration of the Guaranteed Loan or otherwise).

Section 9.2. Demand on Guarantor. The Demand shall:

(a) be in the form of Exhibit C and delivered in accordance with Section 10.1 (the date of such delivery, or if not delivered on a Business Day the next succeeding Business Day, the “Demand Date”);

(b) be made by the Agent on behalf of the Lender;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) state the Loan Payment Date and the aggregate past due Dollar amount of Guaranteed Amounts referred to in Section 9.1;

(d) state the aggregate amount of DOE Guaranteed Principal Amounts due and unpaid as claimed under Section 2.1 as of such Demand Date;

(e) state the outstanding DOE Guaranteed Interest Amounts due and unpaid and its basis for determination, as claimed under Section 2.1 as of the Demand Date;

(f) attach the latest monthly servicing report and account statement of the Collection Account as evidence supporting the claim;

(g) certify that, on and as of the Demand Date, the Guaranteed Amounts claimed under the clauses above remain unpaid and the Borrower’s payment default has remained unremedied past the period allowed for cure under the terms of the Loan Agreement; and

(h) identify the bank and the account of the Agent (in the name of the Lender) located in the United States to which payment is to be made.

The Lender (or the Agent acting at the direction of the Lender) shall thereafter promptly provide to the Guarantor (or its duly authorized representatives or agents) any further information, documentation or calculations relating to the Guaranteed Amounts as may be reasonably requested by the Guarantor in writing within five (5) Business Days of such request, it being understood and agreed that the provision of such further information shall not be a condition to the Guarantor’s obligation to pay any Guaranteed Amount in accordance with this Article 9.

Section 9.3. Subrogation and Assignment to Guarantor.

(a) To the extent not otherwise owed to the Guarantor under the terms of the Series Securitization Documents, on and as of the Demand Date, the Guarantor shall become subrogated to, and the Lender shall have assigned to the Guarantor, without recourse and without need of any further action by any party, an undivided interest in all of the Lender’s right, title and interest in, to and under: (i) the principal, interest and any other amounts constituting the Guaranteed Amounts; (ii) any applicable default interest, make whole amount, liquidation cost or prepayment premium in respect of the Guaranteed Amounts; and (iii) the Series Securitization Documents in respect of the Guaranteed Amounts notwithstanding that, pursuant to Section 9.4(a), the Guarantor shall not be obligated to make payment under the Guarantee for a period of sixty (60) days from the Demand Date. Such subrogated amounts shall be classified as provided in the Loan Agreement and shall only be payable in accordance with the term Borrower Priority of Payments.

(b) To the extent of such subrogation and assignment, the Guarantor shall have the right, in accordance with the terms of the Loan Agreement, to enforce or participate in any claim (including, without limitation, any claim in bankruptcy), right or remedy that the Lender may then have or thereafter acquire against a Borrower under the Series Securitization Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(c) The Agent and the Lender shall, upon request by the Guarantor, promptly execute and deliver such documents and take such other actions as the Guarantor may reasonably request to evidence or give effect to such subrogation and assignment, which shall reflect the manner in which such amounts are required to be characterized under the Loan Agreement, pursuant to the Borrower Priority of Payments, it being understood and agreed that the execution and delivery of any such document or the taking of any such action shall not be a condition to the Guarantor’s obligation to pay any Guaranteed Amount in accordance with this Article 9.

(d) The rights of the Guarantor obtained by subrogation and assignment pursuant to the foregoing shall be in addition to, and not to the exclusion of or prejudice to, all other rights of the Guarantor set out in any of the Series Securitization Documents, which shall be exercisable by the Guarantor without regard to or need of any Demand, subrogation or assignment under this Guarantee Agreement.

Section 9.4. Payment by Guarantor.

(a) The Guarantor shall pay to the Agent, by payment to the account designated in a Demand satisfying the requirements of Section 9.2 above, for the benefit of the Lender, promptly, but in no event not later than the 60th day from the Demand Date (the “Guarantee Payment Date”), the Guaranteed Amounts designated in the Demand (the “Guarantee Payment”).

(b) The Agent, on behalf of the Lender, upon delivery of a valid Demand to the Guarantor, shall deem all Guaranteed Amounts subject to the Demand, as fully and timely paid by the Borrower on the Loan Payment Date upon which they were due pursuant to the terms of the Loan Agreement.

(c) All calculations made by the Lender, and provided to the Agent for purposes of the Demand, shall be conclusive absent manifest error. Payment shall be made on or prior to the Guarantee Payment Date in immediately available Dollars to the bank and the account designated for such purpose in the Demand. Payment by the Guarantor of all Guaranteed Amounts due under this Guarantee Agreement shall be made by the Guarantor pursuant to the Demand, for the benefit of the Lender, and such payment shall discharge fully and completely the Guarantor’s liability to the Lender under this Agreement with respect to the Guaranteed Amounts.

(d) For the avoidance of doubt, Guarantee Payments made by the Guarantor may only be used to pay the Guaranteed Amounts and shall not cover any Excluded Amounts.

Section 9.5. No Discharge. Any statute or judicial decision to the contrary notwithstanding, no payment by the Guarantor to the Agent as Agent on behalf of the Lender under this Agreement shall, or shall be deemed to, reduce, discharge, satisfy or terminate any obligation of the Borrower or any other party under the Series Securitization Documents.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

ARTICLE 10

MISCELLANEOUS

Section 10.1. Addresses.

(a) Any communications, including any notices, between or among the parties to the Series Securitization Documents shall be provided using the addresses listed below for the Securitization Entities or, for any other party, as otherwise listed in schedule 8 of the Loan Guarantee Agreement.

(i)	Borrower:

Sunnova Hestia II Borrower, LLC

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

Attention: Chief Financial Officer

Telephone: [***]

Email: [***]

(ii)	Lender:

Sunnova Hestia II Lender, LLC

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

Attention: Chief Financial Officer

Telephone: [***]

Email: [***]

(iii)	Depositor:

Sunnova Hestia II Depositor, LLC

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

Attention: Chief Financial Officer

Telephone: [***]

Email: [***]

(iv)	Capital Markets Issuer:

Sunnova Hestia II Issuer, LLC

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

Attention: Chief Financial Officer

Telephone: [***]

Email: [***]

(v)	Agent:

Wilmington Trust, National Association

Rodney Square North

1100 North Market Street

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Wilmington, Delaware 19890

Attention: Corporate Trust Administration

Telephone: [***]

Email: [***]

(b) All notices or other communications required or permitted to be given under the Series Securitization Documents shall be in writing and shall be considered as properly given: (i) if delivered in person; (ii) if sent by overnight delivery service for domestic delivery or international courier for international delivery; (iii) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested; (iv) if sent by facsimile or telecopy with transmission verified; or (v) if transmitted by electronic mail, to the electronic mail address set forth in this Section 10.1 or in schedule 8 of the Loan Guarantee Agreement. Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the following Business Day) on which it is validly transmitted if transmitted before 5:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day. Any party has the right to change its address for notice under any of the Series Securitization Documents to any other location by giving prior written notice to each of the other parties in the manner set forth hereinabove.

Section 10.2. Further Assurances. The Securitization Entities shall execute and deliver to the Guarantor (or its duly authorized representatives or agents) such additional documents and take such additional actions as the Guarantor may reasonably request to carry out the purposes of the Series Securitization Documents, or that the Guarantor may reasonably request in order to protect any right or interest granted or purported to be granted hereby or by the Series Securitization Documents or to enable the Guarantor to exercise and enforce its rights and remedies hereunder or thereunder.

Section 10.3. Waiver and Amendment.

(a) No failure or delay by the Guarantor in exercising any right or remedy shall operate as a waiver thereof. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

(b) The rights and remedies provided for herein are, to the extent permitted by law, cumulative and are not exclusive of any other rights or remedies provided by law or in any other Series Securitization Document. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

(c) Except as otherwise provided herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and executed by each party hereto.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(d) Any amendment to, or waiver of, this Agreement or any other Series Securitization Document or any provision hereof or thereof that constitutes a ‘modification’ (as defined in section 502(9) of FCRA) that increases the amount of the Credit Subsidy Cost (as calculated in accordance with FCRA and OMB Circulars A-11 and A-129) shall, at the Guarantor’s discretion, be conditioned upon: increase to the Credit Subsidy Cost by the Sponsor; or (ii) the availability to the Guarantor of funds appropriated by the U.S. Congress to meet any such increase.

Section 10.4. Entire Agreement. This Agreement, including any agreement, document or instrument attached to this Agreement or referred to herein, integrates all the terms and conditions mentioned herein or incidental to this Agreement and supersedes all prior drafts, discussions, term sheets, commitments, negotiations, agreements and understandings, oral or written of the parties to this Agreement in respect to the subject matter of this Agreement made.

Section 10.5. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the Federal law of the United States. To the extent that Federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties to this Agreement that the law of the State of New York (without giving effect to its conflict of laws principles (except Section 5-1401 of the New York General Obligations Law)) shall be adopted as the governing Federal rule of decision.

Section 10.6. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a provision as similar in its terms and purpose to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 10.7. Limitation on Liability. No claim shall be made by any Securitization Entity against any the Guarantor or any of its Affiliates, directors, employees, attorneys or agents, including the Guarantor Consultants, for any indirect, exemplary or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Series Securitization Documents or any act or omission or event occurring in connection therewith, except in the case of fraud, gross negligence, bad faith or willful misconduct; and each Securitization Entity hereby waives, releases and agrees not to sue upon any such claim for any such damages (except for claims arising out of fraud, gross negligence, bad faith or willful misconduct), whether or not accrued, and whether or not known or suspected to exist in its favor.

Section 10.8. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT AND THE OTHER SERIES SECURITIZATION DOCUMENTS.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.9. Consent to Jurisdiction. By execution and delivery of this Agreement, each of the Agent, each Securitization Entity and the Guarantor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Series Securitization Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of: (i) the courts of the United States for the District of Columbia; (ii) the courts of the United States in and for the Southern District of New York; (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found; and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees to irrevocably designate and appoint an agent satisfactory to the Guarantor for service of process in New York under this Agreement and any other Series Securitization Document governed by the laws of the State of New York, with respect to any action or proceeding in New York, as its authorized agent to receive, accept and confirm receipt of, on its behalf, service of process in any such proceeding. The Agent and each Securitization Entity each agrees that service of process, writ, judgment or other notice of legal process upon said agent shall be deemed, and held in every respect, to be of effective personal service upon it, and each such party shall maintain such appointment (or that of a successor satisfactory to the Guarantor) continuously in effect at all times while such party is obligated under this Agreement;

(d) agrees that nothing herein shall: (i) affect the right of the Guarantor to effect service of process in any other manner permitted by law; or (ii) limit the right of the Guarantor to commence proceedings against or otherwise sue the Agent or any Securitization Entity or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Applicable Laws; and

(e) agrees that any Non-Appealable judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of each Securitization Entity’s obligation.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.10. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

(b) No party may assign or otherwise transfer any of its rights or obligations under this Agreement or under any Series Securitization Document without the prior written consent of the Guarantor, except for (i) a collateral assignment to a Capital Markets Trustee in connection with a Capital Markets Issuance, and (ii) a collateral assignment to a trustee, collateral agent, or other person acting in a similar role in connection with a Permitted Refinancing.

Section 10.11. Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any Securitization Entity’s obligations hereunder, or any part thereof, is, pursuant to Applicable Laws, rescinded or reduced in amount, or must otherwise be restored or returned by Guarantor. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 10.12. No Partnership; Etc. Nothing contained in this Agreement or in any other Series Securitization Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Guarantor, on one hand, and the Agent, any Securitization Entity or any other Person, on the other. The Guarantor shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of any Person with respect to the Project or otherwise.

Section 10.13. Acting Reasonably and in Good Faith; Discretion. Each party shall act reasonably and in good faith in the exercise of its rights under this Agreement, except where such party has the right to act in its “discretion” by the express terms of this Agreement. When a party has “discretion,” such party shall have the sole, absolute and unfettered discretion, with no obligation to act reasonably or provide reasons unless specifically required under the provisions of this Agreement. A party may exercise any termination right hereunder in its discretion.

Section 10.14. Indemnification.

(a) The Borrower (the “Indemnifying Party”) shall, whether or not the transactions herein contemplated are consummated, indemnify the Guarantor and its officers, directors, employees, representatives, attorneys and agents (each an “Indemnified Party”) from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Party is a party thereto) arising out of or related to the entering into and performance of this Agreement or the disbursement of, or use of the proceeds of, the Guarantee or the consummation of any transactions contemplated herein, including the fees and expenses of counsel selected by such Indemnified Party incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 10.14 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Party or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, Non-Appealable judgment by a court of competent jurisdiction) (collectively, “Indemnity Claims”).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(b) Without limitation to the provisions of clause (a) above, each Indemnifying Party agrees to defend, indemnify and hold harmless each Indemnified Party and each of its respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Indemnity Claims.

(c) All sums paid and costs incurred by any Indemnified Party with respect to any matter indemnified hereunder shall (i) bear interest at the Late Charge Rate applicable to this Agreement from the date an Indemnifying Party receives notice thereof from such Indemnified Party, until reimbursed by the Indemnifying Party, (ii) be added to the Secured Obligations, (iii) be secured by the Series Securitization Documents, and (iv) subject to the Borrower Priority of Payments, be immediately due and payable on demand. Each such Indemnified Party shall promptly notify the Indemnifying Party in a timely manner of any such amounts payable by the Indemnifying Party hereunder; provided that, any failure to provide such notice shall not affect the Indemnifying Party’s obligations under this Section 10.14.

(d) Each Indemnified Party within seven Business Days after the receipt of notice of the commencement of any action for which indemnity may be sought by it, or by any Person Controlling it, from an Indemnifying Party on account of the agreements contained in this Section 10.14, shall notify the Indemnifying Party in writing of the commencement thereof, but the failure of such Indemnified Party to so notify the Indemnifying Party of any such action shall not release the Indemnifying Party from any liability that it may have to such Indemnified Party.

(e) To the extent that the undertaking in the preceding clauses of this Section 10.14 may be unenforceable because it is violative of any law or public policy, the Indemnifying Party shall contribute the maximum portion that it is permitted to pay and satisfy, under Applicable Laws to the payment and satisfaction of such undertakings.

(f) The provisions of this Section 10.14 shall survive foreclosure under the Series Securitization Documents and satisfaction or discharge of the Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Party.

(g) Any amounts payable by an Indemnifying Party pursuant to this Section 10.14 shall, subject to the Borrower Priority of Payments, be payable not later than the later of (i) ten (10) Business Days after the Indemnifying Party receives an invoice for such amounts from any applicable Indemnified Party, and (ii) five (5) Business Days prior to the date on which such Indemnified Party expects to pay such costs on account of which the Indemnifying Party’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

(h) The Indemnifying Party shall be entitled, at its expense, to participate in the defense thereof; provided that, such Indemnified Party has the right to retain its own counsel, at the Indemnifying Party’s expense, and such participation by the Indemnifying Party in the defense thereof shall not release the Indemnifying Party of any liability that it may have to such Indemnified Party. Any Indemnified Party against whom any Indemnity Claim is made shall be entitled, after consultation with the Indemnifying Party and upon consultation with legal counsel wherein such Indemnified Party is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Indemnifying Party for purposes of this Section 10.14.

(i) Upon payment of any Indemnity Claim by the Indemnifying Party pursuant to this Section 10.14, the Indemnifying Party, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have relating thereto, and such Indemnified Party shall at the request and expense of the Indemnifying Party co-operate with the Indemnifying Party and give at the request and expense of the Indemnifying Party such further assurances as are necessary or advisable to enable the Indemnifying Party vigorously to pursue such claims.

(j) Notwithstanding any other provision of this Section 10.14, the Indemnifying Party shall not be entitled to any: (i) notice; (ii) participation in the defense of; (iii) consent rights with respect to any compromise or settlement; or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section 10.14 with respect to any action, suit or proceeding against the Indemnifying Party.

Section 10.15. Payments. (a) The Guarantor agrees that (i) the sole source of payment for any claim made under Section 10.14 or for on any other basis for a breach by any Securitization Entity under this Agreement shall be the funds deposited into the Collections Account (as defined in the Loan Agreement), (ii) the sole source of the funds described in clause (i) above shall be amounts available pursuant to the Borrower Priority of Payments set forth in section 5.07 of the Loan Agreement on such Loan Payment Date, which priorities of payments are hereby deemed to apply to the corresponding obligations owed or deemed owned by to the Guarantor hereunder.

(b) Guarantor agrees that its claims for payment for any breach of any Securitization Entity against Guarantor under this Agreement are subordinate to any claims deemed to rank senior in priority thereto as set forth in the Borrower Priority of Payments.

(c) Nothing in this Section 10.15 shall preclude Guarantor for making a separate claim against any other party under the Loan Guarantee Agreement to the extent such claim is not precluded from being paid under the Program Documents or the Series Securitization Documents.

Section 10.16. Counterparts. This Agreement may be executed in one or more duplicate counterparts and, when executed by all of the parties, shall constitute a single binding agreement. The delivery of an executed counterpart of this Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Agreement.

Section 10.17. No Petition. The Guarantor, the Agent and each Securitization Entity each agree that, prior to the date that is one year and one day after the payment in full of all amounts payable with respect to the Guaranteed Loan, it shall not institute against the Capital Markets Issuer, the Borrower or the Lender, or join any other Person in instituting against the Capital Markets Issuer, the Borrower or the Lender, any Insolvency Proceedings under the laws of the United States or any State of the United States. This Section 10.17 shall survive the termination of this Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Section 10.18. Agent.

(a) The Lender hereby directs the Agent to execute this Agreement.

(b) The rights, benefits, protections, immunities and obligations of the “Agent” (as defined under the Loan Agreement) shall apply to the Agent, in such capacity, under this Agreement.

[signature pages follow]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

U.S. DEPARTMENT OF ENERGY
as Guarantor

/s/ Rupinder Kaur
Name:	Rupinder Kaur
Title:	Director, Portfolio Management Division Loan Programs Office

[Signature Page to Guarantee Issuance Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Agent

/s/ Clarice Wright
Name:	Clarice Wright
Title:	Vice President

[Signature Page to Guarantee Issuance Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SUNNOVA ABS MANAGEMENT, LLC
as Servicer and Manager

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA ENERGY CORPORATION
as Sponsor

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

[Signature Page to Guarantee Issuance Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SUNNOVA HESTIA II LENDER, LLC
as Lender

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA HESTIA II BORROWER, LLC
as Borrower

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA HESTIA II DEPOSITOR, LLC
as Depositor

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

SUNNOVA HESTIA II ISSUER, LLC
as Capital Markets Issuer

/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President,
Chief Financial Officer

[Signature Page to Guarantee Issuance Agreement]

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

SCHEDULE 1

MINIMUM ELIGIBILITY CRITERIA

1.

Accuracy of Schedule of Eligible Solar Loans. Each entry with respect to the Solar Loan set forth on a schedule of Eligible Solar Loans is complete, accurate, true and correct in all material respects and does not omit any necessary information that makes such entry misleading.

2.

Form of Customer Contract. The related Customer Contract is evidenced and governed by (i) loan documentation in substantially the form of one of the Originator’s then applicable standard forms of Customer Contracts and (ii) a corresponding Customer Limited Warranty Agreement. The related Customer Contract contains enforceable provisions that render the rights and remedies of the lender thereunder adequate for the realization against the related PV System or BESS System of the benefits of the security provided thereby.

3.

Modifications to Customer Contract. Since origination, the terms of the related Customer Contract have not been amended, waived, extended, or modified from its original terms in any manner inconsistent with the Originator’s Credit and Underwriting Policies.

4.	Obligor Payments in U.S. Dollars. The Solar Loan is denominated and payable solely in dollars.

5.

Absolute and Unconditional Obligation; Non-cancelable. The Consumer Obligor with respect to the related Customer Contract does not have any statutory or other right under such Customer Contract or such Customer Contract’s ancillary agreements to cancel such Customer Contract (or such statutory or other cancellation right is no longer exercisable).

6.

Freely Assignable. The Customer Contract, its related ancillary agreements and the rights with respect to the PV System and/or BESS System, as applicable, are freely assignable and a security interest in the PV System and/or BESS System, as applicable, may be granted by the Borrower without the consent of any person, except any such consent which may have been obtained. Such Customer Contract does not contain any provision that purports to restrict the ability of any party to exercise its rights thereunder or under any other Series Securitization Documents.

7.

Legal Compliance. The Customer Contract, together with its ancillary agreements related thereto, was originated and is as of the related Cut-Off Date in compliance in all material respects with all applicable laws (including, without limitation, laws, rules and regulations relating to usury, the Federal Trade Commission Trade Regulation Rule Concerning the Preservation of Consumer’s Claims and Defenses that appears in 16 C.F.R. Part 433, credit protection and privacy laws).

8.

Legal, Valid and Binding Agreement. Each Customer Contract and each related ancillary agreement is in full force and effect, is the legal, valid and binding obligation of the related Consumer Obligor or other obligor and is enforceable in accordance with its terms, except as such enforcement may be limited by applicable insolvency laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-1

9.	No Defaults or Terminations. The Solar Loan is not a defaulted Solar Loan.

10.	No Delinquencies. The Solar Loan is not a delinquent Solar Loan.

11.

Minimum Payments Made. With respect to any Solar Loan, either a minimum of one payment due under the related Customer Contract has been made prior to the Loan Closing Date, as applicable, or the first payment under the related Customer Contract has not been made because such payment is not yet due but such payment is due not later than the last day of the first full calendar month following the related Cut-Off Date. With respect to any substituted Solar Loan, a minimum of one payment due under the related Customer Contract has been made prior to the related date of substitution.

12.

Obligor FICO Score. The FICO score with respect to (i) the related initial Consumer Obligor was at least [***] and (ii) any subsequent Consumer Obligor with respect to the related PV System or BESS System was at least [***] or such Consumer Obligor has provided a security deposit in accordance with the Credit and Underwriting Policy, in each case, at the time such Solar Loan was originated.

13.

Upon Home Sale. The Customer Contract provides that, upon the sale of the residence connected to the related PV System and/or BESS System, as applicable, the Consumer Obligor of such Customer Contract must pre-pay the Customer Contract unless the purchaser of the residence: (a) meets Originator’s (or the related approved Dealer’s) underwriting criteria; (b) executes and delivers to the Servicer a written assumption of the Customer Contract; and (c) begins timely performance of the obligations thereunder.

14.

Ordinary Course of Business/Due Authorization. The related Customer Contract was: (a) originated in accordance with the Originator’s Credit and Underwriting Policies in effect at the time of origination (including the approval of the related Consumer Obligor in accordance with the Originator’s credit approval parameters); (b) acquired by the Depositor in the ordinary course of its business; and (c) sold to the Borrower for fair value pursuant to the relevant agreement.

15.	PV System and BESS System.

(a)

The related PV System and/or BESS System, as applicable, securing such Solar Loan was sold by and has been properly delivered to and designed, procured and installed for the related Consumer Obligor by a Dealer using solar photovoltaic panels, inverters, battery storage and battery management systems, as applicable, manufactured by a vendor set forth on the Originator’s approved list of vendors at the time of installation.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-2

(b)

At the time of installation, such Dealer was properly licensed to design, procure and install the related PV System and/or BESS System, as applicable. The related Consumer Obligor has accepted the PV System and/or BESS System, as applicable, and has not notified the Originator, the Manager or any affiliate thereof of any existing defects therein which is not in the process of being investigated, addressed or repaired by such approved installer, the Originator, the Manager or an affiliate thereof.

(c)

The related PV System and/or BESS System, as applicable, with respect to such Customer Contract is installed on a single-family residence, condominium or a duplex or townhouse with less than four units.

(d)	To the Manager’s knowledge, after due inquiry, the related PV System and/or BESS System, as applicable, is in good repair, without defects and in satisfactory order.

(e)

All parts and materials furnished in connection with the related PV System and/or BESS System, as applicable, which are material to the solar energy production or storage performance of such PV System, including but not limited to the solar photovoltaic panels and inverters, and/or BESS System were newly manufactured with a manufacturer date no more than 24 months prior to the date the Solar Loan was originated (excluded parts and materials related to Solar Loans comprising no more than a specified percentage of the Aggregate Collateral Balance that were acquired under an investment tax credit safe harbor program) and such parts and materials were unused prior to installation.

(f)	The related PV System and/or BESS System, as applicable, is not currently turned off due to a Consumer Obligor delinquency under the related Customer Contract.

16.

No Right of Set-Off. The related Customer Contract is by its terms an absolute and unconditional obligation of the Consumer Obligor to pay the amounts due thereunder and the Customer Contract does not provide the Consumer Obligor with any right of set-off for any reason.

17.

No Defenses Asserted. The related Customer Contract has not been satisfied, subordinated or rescinded. To the knowledge of the applicable Sponsor Entity: (a) there are no actions, lawsuits, litigation or other proceedings existing against or threatened in writing, against or affecting the Sponsor Entities before any governmental authority that materially and adversely affect the validity or enforceability of such Solar Loan; and (b) there are no actions, lawsuits, litigation or other proceedings existing or threatened in writing, against or affecting the Sponsor Entities, wherein the related Consumer Obligor or any governmental authority has alleged in writing that such Solar Loan is illegal or unenforceable or that the related Consumer Obligor has a right to exercise any right of rescission, cancellation, set off, counterclaim or defense.

18.

Insurance. The related Consumer Obligor is required to maintain or, in the case of PV Systems and/or BESS Systems located in Puerto Rico, the Sponsor maintains liability insurance and property insurance and the coverage limits are sufficient to cover the full replacement and installation cost of the PV System and/or BESS System, as applicable.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-3

19.

Taxes and Governmental Charges. The transfer, assignment and pledge of the Collateral by the Borrower pursuant to the Loan Agreement is not subject to and will not result in any tax, fee or governmental charge payable by the Borrower to any federal, state or local government except as paid. No tax is owed in connection with the sale or contribution to the Borrower except as paid.

20.

Governing Law of Customer Contract. The related Customer Contract is governed by the laws of a state or territory of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge or assignment of the related Customer Contract under the applicable Series Securitization Documents, including any repurchase in accordance with the Series Securitization Documents.

21.

No Unpaid Fees. There are no unpaid fees owed to third parties relating to the origination of the related Solar Loan and installation of the related in-service PV System and/or BESS System, as applicable. The Customer Contract does not contain any provisions: (a) pursuant to which monthly loan payments are paid by any source other than the Consumer Obligor; or (b) that require or permit the Originator or any affiliate thereof to make a monthly loan payment on behalf of the related Consumer Obligor.

22.

Payment Terms of Customer Contract. The Customer Contract is a term loan that requires scheduled payments that amortize principal plus interest to be paid monthly, no portion of which may be re-borrowed once repaid.

23.

Obligor. The Solar Loan is an obligation of a Consumer Obligor: (a) that is an individual that is not deceased and is not a governmental entity, a business, a corporation, institution or other legal entity (a “natural person”); provided, that no more than a specified percentage of the Aggregate Collateral Balance may relate to Consumer Obligors that are a limited liability company, corporation, trust, partnership or other legal entity if: (i) the Originator has determined that the controlling member of the limited liability company, controlling stockholder of the corporation, trustee of the trust, general partner of the partnership or other equivalent controlling person the legal entity is a natural person; and (ii) the Originator has performed the same underwriting process in connection with such natural person as it applies to Consumer Obligors that are individuals; (b) that voluntarily entered into such Solar Loan and not as a result of fraud or identity theft; and (c) who owns the residence where the PV System is installed; provided that in the case where the Consumer Obligor is a natural person, the residence may be owned by a limited liability company, corporation, trust, partnership or other legal entity for which the Originator has determined that the Consumer Obligor is the controlling member, controlling stockholder, trustee, general partner or other equivalent controlling person.

24.

Equipment Warranties. All manufacturer warranties relating to the related Customer Contract and the related PV System and/or BESS System are in full force and effect and can be enforced by the Borrower or the Manager, as applicable, in accordance with their terms, except with respect to those manufacturer warranties that are no longer being honored by the relevant manufacturer with respect to all customers generally, and except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered at law or in equity).

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-4

25.

UCC. The agreement that evidences the Customer Contract constitutes “chattel paper” within the meaning of the UCC in all applicable jurisdictions and either: (a) the single authoritative electronic copy of such chattel paper has been delivered to the Custodian’s electronic vault; or (b) for Customer Contracts never included in an electronic vault at eOriginal, Inc. the single authoritative copy (if any) has been destroyed (or, if not destroyed, no other person has or could obtain possession or control thereof in a manner that would enable such person to claim priority over the lien of the Agent) and a pdf copy has been delivered to the Custodian, and in either case the Custodian has confirmed receipt together with the related ancillary agreements, if any, for such Customer Contract. The Agent has a first priority perfected security interest in the Customer Contracts.

26.

Fixture Filing. With respect to the related PV System and BESS System (if any), a precautionary fixture filing has been submitted for recordation in the applicable county records or real property registry.

27.

Obligor Solvency; Obligor Challenges. To the knowledge of the Originator, the Consumer Obligor: (a) with respect to the Customer Contract, is not a debtor in a bankruptcy case; and (b) has not commenced any litigation or asserted any claim challenging the validity or enforceability of the related Customer Contract.

28.

No Impairment. Neither of the Intermediate Companies, the Borrower or the Manager has done anything to impair the rights of the Borrower, the Agent, the Capital Markets Trustee or the Guarantor in the Collateral or payments with respect thereto.

29.

Ownership. Depositor had legal, equitable and marketable title thereto at the time of the sale of such Solar Loan to the Borrower and the Borrower will acquire legal title thereto free and clear of all liens (other than any liens permitted under the Series Securitization Documents or liens released concurrently with the transfer to the Borrower under the relevant agreement). The Solar Loan is secured by a valid first priority perfected security interest and lien (subject to liens permitted under the Series Securitization Documents) on the PV System and/or BESS System, as applicable, securing the Consumer Obligor’s obligations under the related Customer Contract, subject only to liens permitted under the Series Securitization Documents and the terms of the Customer Contract provide that the parties thereto agree that the related PV System and/or BESS System, is not a fixture under the applicable UCC.

30.

Upkeep Obligations. As between the applicable Sponsor Entity and the Consumer Obligor, a Sponsor Entity is responsible for the payment of all expenses in connection with the maintenance and repair for the related PV System and/or BESS System, as applicable, and the Consumer Obligor is responsible for the payment of all expenses in connection with the insurance and taxes (except where prohibited by law) for the related PV System and/or BESS System, as applicable, and all payments with respect to the related Customer Contract are payable without condition and notwithstanding any casualty, loss or other

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-5

damage to such PV System and/or BESS System, as applicable, and the Customer Contract, or related ancillary agreements with respect to such Solar Loan, provide for acceleration of payments and repossession of the related PV System and/or BESS System, as applicable, securing such Solar Loan upon a default by the related Consumer Obligor beyond any applicable notice and cure periods provided in the related Customer Contract or ancillary agreement.

31.

Delivery of Customer Contract. The related Customer Contract and any amendments or modifications have been converted into an electronic form and the related original Customer Contract and any amendments or modifications have been destroyed on or before the related Cut-Off Date in compliance with Borrower’s document storage policies.

32.

Interconnecting PV System. The related PV System in respect of such Solar Loan has received permission to interconnect and operate from the interconnecting utility and is operating and connected to such interconnecting utility.

33.	Proceeds.

(a)

The proceeds of the Solar Loan are used solely to finance the acquisition and/or installation of a PV System on or at a residence, along with, if applicable, the Ancillary Equipment so long as the costs relating to Ancillary Equipment are incurred in combination with the installation of such PV System; and/or

(b)

the proceeds of which are used solely to finance the acquisition and/or installation of a BESS System on or at a residence, along with, if applicable, Ancillary Equipment so long as the costs of Ancillary Equipment are incurred in combination with the installation of such BESS System.

34.

Original Solar Loan Balance. The original outstanding principal balance due under or in respect of a Solar Loan (i) for a PV System, does not exceed $[***], (ii) for PV System and BESS System, does not exceed $[***] and (iii) for a BESS System, does not exceed $[***].

35.	Location. The property securing such Solar Loan is located in a state of the United States or, if such property includes a BESS System, in a state of the United States, Puerto Rico or Guam.

36.	Term. The Solar Loan has an original term to maturity of either [***], [***] or [***] months (and in no event more than 300 months).

37.	Subsequent Solar Loans. If such Solar Loan is a Subsequent Solar Loan, it satisfies the Subsequent Solar Loan Criteria.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Sch. 1-6

EXHIBIT A

Definitions

“ABS Notes” has the meaning set forth in the Recitals.

“Account Bank” means J.P. Morgan Chase Bank, National Association, a national banking association, in its capacity as the account bank under the Account Control Agreement, or such other Qualified Bank appointed pursuant to the Account Control Agreement, as the Guarantor may approve.

“Account Control Agreement” means (i) initially, the Account Control Agreement, dated as of the related Loan Closing Date, among a Borrower, the Agent and J.P. Morgan Chase Bank, National Association and (ii) thereafter, an Account Control Agreement, substantially in the form of the Account Control Agreement described in clause (i) of this definition among the Borrower, the Agent and an Account Bank.

“Action” means (a) any action, suit or proceeding by or before any Governmental Authority; (b) any investigation by a Governmental Authority; or (c) any arbitral proceeding.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person; provided that, in any event and for all purposes of the Program Documents and the Series Securitization Documents, the Sponsor or any Affiliate of the Sponsor shall be deemed an “Affiliate” of the Borrower.

“Agent” means Wilmington Trust, National Association, a national banking association, in its capacity as the collateral agent under the Guaranteed Loan, or such other successor entity appointed pursuant to the Account Control Agreement, as the Guarantor may approve.

“Aggregate Collateral Balance” has the meaning set forth in the Loan Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Ancillary Equipment” means energy efficiency equipment and materials.

“Anticipated Repayment Date” has the meaning set forth in the Loan Agreement.

“Applicable Law” means, with respect to any Person, any constitution, statute, law, rule, regulation, code, ordinance, treaty, judgment, order or any published directive, guideline, requirement or other governmental rule or restriction which has the force of law, by or from a court, arbitrator or other Governmental Authority having jurisdiction over such Person or any of its properties, whether in effect as of the date of this Agreement or as of any date hereafter.

“Backup Servicer” means Wilmington Trust, National Association, a national banking association in its capacity as the backup servicer under a Backup Servicing Agreement, or such other successor entity as the Guarantor may approve.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-1

“Backup Servicing Agreement” means the backup servicing agreement entered into from time to time between the Backup Servicer and a Borrower, as may be set forth in the applicable Servicing Agreement.

“Balance Sheet Refinancing” means any Refinancing pursuant to clause (ii) of the definition thereof with respect to all of the equity interests of the Eligible Lender.

“BESS System” means a battery energy storage system, together with its related equipment.

“Borrower” has the meaning specified in the Preamble.

“Borrower Available Funds” shall have the meaning set forth in the Loan Agreement.

“Borrower Priority of Payments” shall have the meaning set forth in the Loan Agreement.

“Business Day” has the meaning set forth in the Loan Agreement.

“Capital Lease” means, for any Person, any lease of (or other agreement conveying the right to use) any property of such Person that would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of such Person.

“Capital Markets Documents” means all agreements entered into by each Capital Markets Issuer in connection with the issuance of ABS Notes and the funding of a Guaranteed Loan extended by an Eligible Lender to the related Borrower.

“Capital Markets Issuance” means certain securitization transactions from time to time that finance the extension of Eligible Solar Loans relating to the Project.

“Capital Markets Issuer” has the meaning specified in the Recitals.

“Capital Markets Trustee” means, with respect to a Capital Markets Issuance related to the making of a Guaranteed Loan, Wilmington Trust, National Association, a national banking association, in its capacity as the trustee under the Capital Markets Documents, or such other entity as the Guarantor may approve.

“Collateral” has the meaning set forth in the Loan Agreement.

“Collection Account” has the meaning set forth in the Loan Agreement.

“Component 1 Interest Distribution Amount” means the Interest Distribution Amount (as described in the Loan Agreement) with respect to Loan Component 1.

“Consumer Obligor” means a borrower under a Customer Contract.

“Control” means the power, directly or indirectly, to direct or cause the direction of the management or business or policies of a Person (whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise); and the words “Controlling”, “Controlled”, and similar constructions shall have corresponding meanings.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-2

“Credit and Underwriting Policies” means the credit and underwriting policies and procedures applied by the Originator to Eligible Solar Loans held by the Borrower.

“Credit Subsidy Cost” means the “cost of a loan guarantee”, as defined in section 502(5)(C) of FCRA.

“Custodian” has the meaning set forth in the Loan Agreement.

“Customer Contract” has the meaning set forth in the Loan Agreement.

“Customer Limited Warranty Agreement” means, (i) with respect to a PV System related to an Eligible Solar Loan, any separate warranty agreement provided by the Originator to a Consumer Obligor (which may be an exhibit to a Customer Contract) in connection with the performance and installation of the related PV System and/or BESS System (which, in the case of a PV System, includes a minimum production guaranty level of [***]% solar energy production, as measured in kilowatt hours, for a specified time period for the PV System) related to the Eligible Solar Loan and compensates the Consumer Obligor for a shortfall and (ii) with respect to a PV System and/or BESS System related to the Eligible Solar Loan, any limited warranty agreement provided by the Originator to a Consumer Obligor pursuant to which the Originator or its agents have agreed to repair or replace the PV System and/or BESS System in accordance with the terms of the manufacturer’s warranty attached to such agreement and cover labor costs and certain out of warranty components for the relevant warranty term.

“Cut-Off Date” has the meaning set forth in the Loan Agreement.

“Dealer” means a third party with whom the Originator or any of its affiliate’s contracts to source potential customers and to design, install and service PV Systems and/or BESS Systems.

“Debarment Regulations” means all of the following:

(i)	Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 – 9.409; and

(ii)

the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 2 C.F.R. 200.214 implementing Executive Orders 12549 and 12689, and 2 C.F.R. Part 180, as supplemented by 2 C.F.R. Part 901.

“Demand” has the meaning specified in Section 9.1.

“Demand Date” has the meaning specified in Section 9.2(a).

“Depositor” has the meaning set forth in the Recitals.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-3

“DOE” has the meaning specified in the Preamble.

“DOE Component” has the meaning set forth in the Recitals.

“DOE Component Balance” means, with respect to the DOE Component of the Guaranteed Loan, $0.00 plus all principal payments made by the Guarantor as of such date of determination minus all principal payments made towards repayment of the DOE Component as of such date of determination.

“DOE Guaranteed Interest Amount” means, with respect to the Guaranteed Loan, the Guaranteed Loan Percentage of the outstanding interest due and unpaid on Loan Component 1 and Loan Component 2.

“DOE Guaranteed Principal Amounts” means with respect to the Guaranteed Loan, (a) any repayment of principal with respect to Loan Component 1 (i) upon the Loan Maturity Date, or (ii) upon the occurrence of a Loan Event of Default and acceleration thereunder; and (b) any required Loan Component 1 Parity Principal Payments.

“DOE Reimbursable Amounts” mean the amounts reimbursable to the Guarantor in respect of: (i) DOE Guaranteed Principal Amounts reflected in the outstanding DOE Component Balance of the DOE Component; and (ii) DOE Guaranteed Interest Amounts.

“Dollars” or “$” means the lawful currency of the United States.

“Eligibility Criteria” means, with respect to any Guaranteed Loan, the criteria set forth in the applicable Loan Agreement relating to Solar Loans.

“Eligible Lender” means each special purpose limited liability company formed from time to time in the state of Delaware extending a Guaranteed Loan having satisfied each condition of an “Eligible Lender” as set out in Section 609.2 of the of the Title XVII Regulations.

“Eligible Solar Loans” has the meaning set forth in the Loan Agreement.

“Environmental Laws” means any Applicable Law in effect as of the relevant Loan Closing Date or thereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning or otherwise relating to (a) pollution, protection of human or animal health or safety or the environment, including flora and fauna, or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances, or (b) the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

“Equipment Replacement Reserve Deposit” has the meaning set forth in the Loan Agreement.

“Equipment Replacement Reserve Required Balance” has, with respect to any Guaranteed Loan, the meaning ascribed to such term in the applicable Loan Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-4

“Equity Interest” means any and all shares, interest, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the common or preferred equity or preference share capital of an entity, including partnership interests, voting interests, limited liability interests and trust beneficial interests; provided, that for the avoidance of doubt, no ABS Note will be considered an Equity Interest under this definition.

“Excluded Amounts” has the meaning set forth in Section 2.2.

“FCRA” means the Federal Credit Reform Act of 1990, P.L. 101-508, 104 Stat. 1388-609 (1990), as amended by P.L. 105-33, 111 Stat. 692 (1997).

“FERC” means the Federal Energy Regulatory Commission or any successor agency.

“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that under Applicable Law are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” means any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

“Governmental Judgment” means with respect to any Person, any judgment, order, decision, or decree, or any act of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

“Guarantee” has the meaning set forth in Section 2.1.

“Guarantee Payment” has the meaning set forth in Section 9.4.

“Guarantee Payment Date” has the meaning set forth in Section 9.4.

“Guarantee Request” means the written request in compliance with the Borrower’s obligations pursuant to Article 2 and attached as Exhibit DD to the Loan Guarantee Agreement.

“Guarantee Termination Event” has the meaning set forth in Article 8.

“Guaranteed Amounts” has the meaning set forth in Section 2.1.

“Guaranteed Loan” has the meaning set forth in the Recitals.

“Guaranteed Loan Percentage” means, initially, 90.00% of the Initial Outstanding Guaranteed Loan Balance.

“Guarantor” has the meaning set forth in the Preamble.

“Guarantor Consultants” means, collectively, the Independent Engineer, Allen & Overy LLP, as legal counsel to the Guarantor, and any other advisor or consultant retained by the Guarantor from time to time in connection with each Guaranteed Loan, the Project, the Program Documents, the Series Securitization Documents or the Marketing Materials.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-5

“Guarantor Extraordinary Expenses” means, in connection with any technical, financial, legal or other difficulty experienced by the Project (e.g., engineering failure or financial workouts) that requires the Guarantor to incur time or expenses (including third-party expenses) beyond standard monitoring and administration of the Program Documents and the Series Securitization Documents, the amounts that the Guarantor reasonably determines are required to: (i) reimburse the Guarantor’s additional internal administrative costs (including any costs to determine whether an amendment or modification would be required that could constitute a “modification” (as defined in section 502(9) of FCRA)); and (ii) any related fees and expenses of the Guarantor Consultants to the extent not paid directly by on or behalf of the Borrower.

“Guarantor Fees” has the meaning set forth in Section 4.3.

“Hazardous Substance” means any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including: (i) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law.

“Hedging Agreement” means any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness.

“Hestia Holdings” has the meaning set forth in the Recitals.

“Indebtedness” means as to any Person, and at any date, without duplication:

(i)	all Indebtedness for Borrowed Money of such Person;

(ii)	all obligations of such Person evidenced by bonds, debentures, notes, letters of credit, or other similar instruments;

(iii)	all obligations of such Person to purchase securities (or other property) that arise out of or in connection with the sale or acquisition of the same or similar securities (or property);

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-6

(iv)	all obligations of such Person issued, undertaken or assumed as the deferred purchase price of property or services other than trade credit in the ordinary course of business;

(v)	all obligations of such Person under leases that are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable;

(vi)	all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument;

(vii)	the currently available amount of all surety bonds, performance bonds, letters of credit or other similar instruments issued for the account of such Person;

(viii)

all liabilities secured by (or for which the holder of such liabilities has an existing right, contingent, or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such liabilities;

(ix)

all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of any default are limited to repossession or sale of such property);

(x)

obligations pursuant to any agreement to purchase materials, supplies or other property if such agreement provides that payment shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered;

(xi)

all obligations in respect of any Hedging Agreement or similar arrangement between such Person and a financial institution providing for the transfer or mitigation of interest risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto); and

(xii)	all contingent obligations of such Person with respect to Indebtedness of the types specified in clauses (i) through (xi) above.

“Indebtedness for Borrowed Money” means as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility, or (y) of any amounts payable under the Program Documents or the Series Securitization Documents); or (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

“Indemnified Party” has the meaning set forth in Section 10.14.

“Indemnifying Party” has the meaning set forth in Section 10.14.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-7

“Indemnity Claims” has the meaning set forth in Section 10.14.

“Independent Engineer” means Sargent & Lundy LLC, acting as engineering advisor to the Guarantor, or a replacement thereof retained at the Guarantor’s discretion.

“Initial Outstanding Guaranteed Loan Balance” has the meaning set forth in the Recitals.

“Initial Percentage Interest Distribution Methodology” has the meaning set forth in the Loan Agreement.

“Insolvency Proceeding” means any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any Applicable Law, in any jurisdiction and whether voluntary or involuntary.

“Intermediate Companies” means each of the Sponsor, Intermediate Holdings, Hestia Holdings, the Depositor, the Capital Markets Issuer and the Eligible Lender.

“Intermediate Holdings” has the meaning set forth in the Recitals.

“Investment Company Act” means The United States Investment Company Act of 1940, as amended from time to time.

“KBRA” means Kroll Bond Rating Agency, LLC, so long as it is a nationally recognized statistical rating organization, or any successor entity.

“Knowledge” means with respect to any Person, the actual knowledge of any Principal Persons of such Person or any knowledge that should have been obtained by any Principal Person of such Person upon reasonable investigation and inquiry.

“Late Charge Rate” means, with respect to any Indemnity Claim, the rate of interest determined in this Agreement with respect to the related Guaranteed Loan.

“Lender” has the meaning set forth in the Preamble.

“Lender Account” has the meaning set forth in the Loan Agreement.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law.

“Loan Agreement” has the meaning set forth in the Recitals.

“Loan Closing Date” means June 5, 2024.

“Loan Component” has the meaning set forth in the Recitals.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-8

“Loan Component 1” has the meaning set forth in the Recitals.

“Loan Component 1 Balance” means, with respect to Loan Component 1 of the Guaranteed Loan, the Initial Outstanding Guaranteed Loan Balance applicable to such Loan Component 1 minus all principal payments made on such Loan Component 1 as of such date of determination, including, for the avoidance of doubt, all payments made by the Guarantor as principal.

“Loan Component 1 Parity Principal Payment” means with respect to any Loan Payment Date, if, after giving effect to the application of Borrower Available Funds pursuant to the Borrower Priority of Payments, the Loan Component 1 Parity Ratio is greater than 100%, an amount that would, if paid in respect of Loan Component 1, cause the Loan Component 1 Parity Ratio to be equal to 100%

“Loan Component 1 Parity Ratio” means as of any date of determination, a fraction expressed as a percentage, the numerator of which is the outstanding Loan Component 1 Balance and the denominator of which is the product of: (a) 90.00%; and (b) the Aggregate Collateral Balance, in each case, as of such date.

“Loan Component 2” has the meaning set forth in the Recitals.

“Loan Event of Default” means each “Event of Default” determined pursuant to the Loan Agreement.

“Loan Guarantee Agreement” has the meaning specified in the Recitals.

“Loan Guarantee Commitment Authority” the loan guarantee commitment authority for Project Hestia (Loan No. 1426) with the Sponsor, evidenced by the OMB-approved “Apportionment and Reapportionment Schedule (Standard Form 132)” received by the Guarantor.

“Loan Maturity Date” means the “Maturity Date” determined pursuant to the Loan Agreement.

“Loan Note” means the promissory note issued by a Borrower to evidence a Guaranteed Loan.

“Loan Payment Date” means the “Payment Date” determined pursuant to the Loan Agreement.

“Management Agreement” means the management agreement, dated as of the Loan Closing Date between the Manager and the Borrower.

“Manager” means Sunnova ABS Management, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Sponsor, in its capacity as manager under a Management Agreement, or such other successor entity as the Guarantor may approve.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-9

“Market Refinancing” means any Refinancing carried out on arms’ length terms and collateralized by all of the equity interests of the Eligible Lender and with respect to which the cashflows of the indebtedness issued or incurred in such Refinancing are primarily dependent upon the Guaranteed Loan, involving (i) the issuance of securities (or incurrence by the issuer or borrower, as the case may be, of indebtedness in whatever form) in a bona fide securitization or similar debt capital markets transaction and marketed by an investment bank acting as placement agent, underwriter or initial purchaser to institutional investors pursuant to Rule 144A and/or Regulation S, in each case under the Securities Act, with respect to which an offering document is provided to investors in advance of pricing of the transaction and such investors accept risk which is linked indirectly to the Guaranteed Loan, (ii) the issuance of securities (or incurrence by the issuer or borrower, as the case may be, of indebtedness in whatever form) in a bona fide securitization or similar debt transaction carried out as a private placement pursuant to Section 4(a)(2) of the Securities Act, with respect to which investors accept risk which is linked indirectly to the Guaranteed Loan, (iii) any asset-backed or warehouse credit facility the lender(s) of which is or are any commercial bank, financial institution or other entity (including asset-backed commercial paper conduits of the foregoing) that is engaged in the business of making or purchasing solar loans or similar financial assets, with respect to which such lenders accept risk which is linked directly or indirectly to the Guaranteed Loan.

“Marketing Materials” means the preliminary offering circular and the final offering circular, any term sheets, any investor presentation, any material furnished to the Rating Agencies and all other disclosure documents or other written marketing materials used by the Capital Markets Issuer, the Sponsor or their agents in connection with the issuance of ABS Notes and the funding of a Guaranteed Loan extended by an Eligible Lender to the related Borrower.

“Material Adverse Effect” means, as of any date of determination, in the sole discretion of the Guarantor, a material and adverse effect on: (i) the Project; (ii) the ability of the Borrower or any other Transaction Party to observe and perform its material obligations in a timely manner under any Program Document or Series Securitization Document to which it is a party; (iii) the business, operations, condition (financial or otherwise) or property of the Borrower or any other Transaction Party; (iv) the validity or enforceability of any material provision of any Program Document or Series Securitization Document; (v) any material right or remedy of the Guarantor under the Program Documents or Series Securitization Documents; or (vi) the security or Liens of the Secured Parties on any of the Collateral under any Series Securitization Document.

“Minimum Eligibility Criteria” means the criteria set forth in Schedule 1 hereto.

“Monthly Risk-Based Charge” has the meaning set forth in Section 4.3.1(a).

“Non-Appealable” means, with respect to any judgment or finding, unless otherwise agreed by the Guarantor, (a) such judgment or finding is not subject to any pending appeal, intervention or similar proceeding or any unsatisfied condition which may result in modification or revocation, and (b) all applicable appeal periods have expired (except for any judgment or finding which does not have any limit on an appeal period under Applicable Law).

“OFAC” means the Office of Foreign Assets Control, agency of the United States Department of the Treasury under the auspices of the Under-Secretary of the Treasury for Terrorism and Financial Intelligence.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-10

“Ongoing Expenses” has the meaning set forth in Section 4.3.1(b).

“Open Refinancing Period” means the period from and after the date that is six months prior to the Anticipated Repayment Date (or equivalent with respect to the immediately preceding consummated Market Refinancing, if any).

“Organizational Documents” means with respect to any Person: (i) to the extent such Person is a corporation, the certificate or articles of incorporation and the by-laws of such Person; (ii) to the extent such Person is a limited liability company, the certificate of formation or articles of formation or organization and operating or limited liability company agreement of such Person; and (iii) to the extent such Person is a partnership, joint venture, trust or other form of business, the partnership, joint venture, trust or other applicable agreement of formation or organization, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization or formation of such Person.

“Originator” means Sunnova Energy Corporation, a Delaware corporation.

“Performance Guarantor” means Sunnova Energy Corporation, a Delaware corporation, in its capacity as the performance guarantor under the Performance Guaranty, or such other successor entity as the Guarantor may approve.

“Performance Guaranty” means the limited performance guaranty, dated as of the Loan Closing Date, between the Performance Guarantor and the Borrower, pursuant to which the Performance Guarantor will guarantee: (a) certain obligations of the Servicer under the Servicing Agreement; (b) certain obligations of the Manager under the Management Agreement; and (c) certain obligations of the Depositor under the Sale and Contribution Agreement.

“Periodic Expenses” means all of the following amounts from time to time due under or in connection with the Program Documents or Series Securitization Documents: (i) recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Program Documents or Series Securitization Documents or the perfection of the security interests in the Collateral; (ii) fees, charges, and expenses of any Guarantor Consultants; (iii) other fees, charges, expenses and other amounts from time to time due under or in connection with the Program Documents or Series Securitization Documents; and (iv) Guarantor Extraordinary Expenses.

“Permitted Liens” means:

(i)	any Liens securing the Secured Obligations;

(ii)	any Lien for taxes, assessments and governmental charges or levies not yet due and payable, already paid or which are being contested in good faith by appropriate proceedings;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-11

(iii)	any other lien or encumbrance arising under or permitted by the Program Documents or the Series Securitization Documents;

(iv)

to the extent a PV System or BESS System constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC fixture filing; and

(v)	Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts.

“Permitted Refinancing” means a Balance Sheet Refinancing or a Market Refinancing with respect to which all of the following conditions have been satisfied as of the closing date of such Refinancing:

(i)	the DOE Reimbursable Amount shall be $0;

(ii)

other than with respect to any Market Refinancing pursuant to clause (i) of the definition thereof, no Prohibited Person shall be acting, directly or indirectly, as a party providing the financing or credit support for such Refinancing;

(iii)

the consummation of such Refinancing and the fulfilment of the obligations of the parties thereunder shall not result in a breach of Applicable Law (including, for the avoidance of doubt, Title XVII) by the Guarantor, the Sponsor, the Borrower, the Eligible Lender, the Servicer, the Manager or any other Transaction Party;

(iv)

(x) if such Refinancing is a Market Refinancing, no prior Market Refinancing has occurred with respect to such Guaranteed Loan and (y) if such Refinancing is a Balance Sheet Refinancing, no more than one (1) Balance Sheet Refinancing has occurred with respect to such Guaranteed Loan;

(v)

if such Refinancing is a Balance Sheet Refinancing or a Market Refinancing following a Balance Sheet Refinancing, the closing date (with respect to such Market Refinancing) or the date when the then-outstanding financing backed by or secured by the equity interests of the Eligible Lender or the Guaranteed Loan is repaid (with respect to such Balance Sheet Refinancing) shall, in each case, be during the Open Refinancing Period;

(vi)	if such Refinancing is a Market Refinancing, the Guarantor shall have received:

(i)

(1) no later than seven (7) Business Days prior to the proposed closing date of the Refinancing, drafts of all relevant Refinancing Documents (and all opinions and certificates provided or entered into in connection therewith), (2) no later than two (2) Business Days after the pricing date of the Permitted Refinancing (if applicable), revised drafts of all Refinancing Documents, and (3) no later than one (1) Business Day prior to the closing date of the Refinancing, executed versions of all Refinancing Documents (and all opinions and certificates provided or entered into in connection therewith), together with redline comparisons against any prior drafts delivered to the Guarantor;

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-12

(ii)

if the Refinancing is a Market Refinancing pursuant to clauses (i) or (ii) of that definition, (1) no later than seven (7) Business Days prior to distribution to investors, drafts of any preliminary offering circular or other offering document for the applicable Refinancing, (2) no later than one (1) Business Day prior to distribution to investors, any final versions of such preliminary offering circular or offering memorandum; in each case together with redline comparisons against prior drafts previously circulated, (3) no later than the date of distribution to investors, the final offering circular, any pricing term sheet or any related pricing addendum with respect to such Refinancing, (4) no later than two (2) Business Days prior to the distribution to investors or the Rating Agencies (as the case may be), drafts of any other Marketing Materials and (5) no later than one (1) Business Day prior to distribution to investors or the Rating Agencies (as the case may be), any final versions of any Marketing Materials described in clause (4) above, in each case together with redline comparisons against prior drafts;

(vii)	immediately following the closing of the Refinancing, the Equipment Replacement Reserve Deposit and the Equipment Replacement Reserve Required Balance shall be at an amount agreed to by the Guarantor;

(viii)

if the Guaranteed Loan has not been assigned a credit rating prior to the Refinancing, either the Guaranteed Loan or, if the Refinancing involves the issuance of ABS Notes, the ABS Notes issued in connection with the Refinancing shall have received the Required Rating; and

(ix)

(A) the Sponsor shall have (or concurrent with the closing of the Refinancing will have) paid all fees and expenses due to the Guarantor (1) under the Loan Guarantee Agreement and (2) in connection with the Refinancing; and (B) the Borrower shall have (or concurrent with closing of the Refinancing will have) paid all accrued and unpaid fees and expenses due to the Guarantor pursuant to Section 4.3.1 of the Agreement.

“Person” means any individual, firm, corporation, company, voluntary association, partnership, limited liability company, limited liability partnership, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

“Post-ARD Additional Interest Amounts” has the meaning set forth in the Loan Agreement.

“Principal Persons” means any officer, director, beneficial owner of 10% or more of the Equity Interests that are not publicly traded securities, other natural persons (whether or not an employee) with executive responsibilities over a Securitization Entity or Intermediate Company or who has practical control over a Securitization Entity or Intermediate Company, and each of their respective successors or assigns.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-13

“Program Documents” means, (a) the Loan Guarantee Agreement and (b) all other documents entered into by a Transaction Party in connection with the Loan Guarantee Agreement which is not a Series Securitization Document.

“Prohibited Person” means any Person that is:

(i)

named, identified, or described on the list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list;

(ii)

named, identified or described on any other blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom U.S. persons may not conduct business maintained by an agency or instrumentality of the United States, including lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State;

(iii)	debarred or suspended from contracting with the U.S. government or any agency or instrumentality thereof;

(iv)	the subject of Sanctions by reason of being owned or controlled by, or acting on behalf of, any governments that are the subject of Sanctions;

(v)	otherwise the subject or target of Sanctions;

(vi)

debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from contracting with any U.S. federal government department or any agency or instrumentality thereof or otherwise participating in procurement or nonprocurement transactions with any U.S. federal government department or agency pursuant to any of the Debarment Regulations;

(vii)	indicted, convicted or had a Governmental Judgment rendered against it for any of the offenses listed in any of the Debarment Regulations;

(viii)	subject to U.S. or multilateral economic or Sanctions in which the U.S. participates; or

(ix)	owned or controlled by, or acting on behalf of, any governments, corporations, entities or individuals that are subject to U.S. or multilateral economic or Sanctions in which the U.S. participates.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-14

“Project” means, collectively, the (a) Eligible Solar Loans and (b) digital engagement technologies that will integrate with the consumer’s PV Systems and BESS Systems that the Sponsor designs and installs at the residential homes of its customers throughout the United States and its Territories as part of its distributed energy business, and will allow consumers to review their energy costs and consumption to provide them the ability to change energy use behaviors, resulting in the reduction of greenhouse gas emissions and providing the ability to enhance home electrification, integrate load controls and smart appliances and support grid stability support through demand-side management.

“PV System” means solar photovoltaic electric generation systems.

“Qualified Bank” means a bank or branch office in New York, New York organized under or licensed as a branch under the laws of the United States or any state thereof with outstanding unguaranteed and unsecured long-term Indebtedness that is rated “[***]” or better by S&P and/or “[***]” or better by Moody’s (and if the applicable rating is “[***]” by S&P or “[***]” by Moody’s, such rating is not on negative watch).

“Rating Agency” means KBRA or, if KBRA is not a Rating Agency providing a rating on both the Guaranteed Loans and the ABS Notes for such issuance, any other nationally recognized statistical rating organization requested by the Sponsor and consented to by the Guarantor (such consent not to be unreasonably withheld). For the avoidance of doubt, if KBRA is rating both the ABS Notes and the Guaranteed Loans, no consent shall be required for any additional rating agencies.

“Refinancing” means any transaction (including any Permitted Refinancing) entered into after the Loan Closing Date involving (i) the issuance or incurrence of new indebtedness (including a refinancing of the ABS Notes) either directly or indirectly backed by or secured by the equity interests of the Eligible Lender or the Guaranteed Loan and/or (ii) a transaction where the then-outstanding financing backed by or secured by the equity interests of the Eligible Lender or the Guaranteed Loan is repaid and the Guaranteed Loan remains outstanding following such repayment.

“Refinancing Documents” means (a) for any Permitted Refinancing that involves the issuance of ABS Notes, the Series Securitization Documents of the type described in clause (a) through (i) of such definition and (b) for any Permitted Refinancing that does not involve the issuance of ABS Notes, the applicable loan agreement, indenture, servicing documents, asset transfer documents, and security documents governing such Permitted Refinancing.

“Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Required Approvals” means all Governmental Approvals and other consents and approvals of third parties necessary or required under Applicable Law or any contractual obligation for: (i) the due execution, delivery recordation, filing or performance by any Securitization Entity or Transaction Party of any Program Document or Series Securitization Document to which such Securitization Entity or Transaction Party is or is to be a party; (ii) the grant by the Borrower of

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-15

the Liens granted pursuant to the Series Securitization Documents; (iii) the perfection or maintenance of the Liens created under the Series Securitization Documents (including the first priority nature thereof); (iv) the exercise by any Secured Party of its rights under any of the Program Documents or Series Securitization Documents or the remedies in respect of the Collateral pursuant to the Series Securitization Documents; (v) the operation or maintenance of the Project; or (vi) the Borrower’s ownership of the Project.

“Required Rating” means, with respect to either the Guaranteed Loans or the ABS Notes corresponding to Loan Component 2, a long-term credit rating of no less than BB (or equivalent) from the Rating Agency.

“Sale and Contribution Agreement” has the meaning set forth in the Recitals.

“Sanctions” means any economic or financial sanctions, or trade embargoes or restrictive measures, implemented, administered or enforced by OFAC or any other agency or instrumentality of the U.S. Government, including through rules, regulations or directives, and any U.S. Executive Orders imposing economic or financial sanctions on any individuals, entities or foreign countries or regimes.

“Secured Obligations” means all amounts, without duplication, owing to any Secured Party under the Series Securitization Documents, including:

(i)

all loans, advances, debts, liabilities, indemnities, penalties and obligations, howsoever arising, owed by the Borrower under the Series Securitization Documents (to the extent any Secured Party is a subrogee in respect thereof), this Agreement or otherwise to any Secured Party (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Series Securitization Documents, including (a) all interest, fees and Periodic Expenses chargeable to the Borrower and payable by the Borrower hereunder or thereunder, and (b) any obligation to reimburse the Guarantor for any Guarantee Payment pursuant to the terms of a Loan Agreement;

(ii)	any and all sums advanced by any Secured Party in order to preserve the Collateral or preserve the Secured Parties’ security interest in the Collateral; and

(iii)

in the event of any proceeding for the collection or enforcement of the obligations after a Loan Event of Default has occurred and is continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Series Securitization Documents, together with any Periodic Expenses, including attorney’s fees and court costs.

“Secured Parties” means the Guarantor, the Agent and the related Eligible Lender or their successors or assigns, as their respective interests may appear.

“Securities Act” means the United States Securities Act of 1933, as amended.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-16

“Securitization Entities” or “Securitization Entity” means the Depositor, the Capital Markets Issuer, the Lender and the Borrower.

“Series Securitization Documents” means, (a) this Agreement; (b) the Loan Agreement; (c) the Loan Note; (d) the Sale and Contribution Agreement; (e) the Servicing Agreement; (f) the Management Agreement; (g) the Backup Servicing Agreement; (h) the Performance Guaranty; (i) the Capital Markets Documents; (j) all documents necessary or appropriate to create and perfect a first-priority security interest over all of the Collateral, including the security agreements and the account agreement(s); (k) all consents and agreements in respect of the Servicing Agreement; and (l) any other document, certificate, filing instrument or agreement entered into by a Transaction Party after the date hereof that is designated as a “Series Securitization Document” by the Guarantor (but in each case excluding any legal opinions, certificates, general deliverables or similar documents).

“Servicer” means (i) initially, Sunnova ABS Management, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Sponsor, in its capacity as servicer under a Servicing Agreement, (ii) if a servicer termination event has occurred, the Backup Servicer, or (iii) such other entity as the Guarantor may approve.

“Servicing Agreement” means the servicing agreement, dated as of the Loan Closing Date between the Servicer and the Borrower, pursuant to which the Servicer will act as the servicer of the Customer Contracts owned by the Borrower.

“Solar Loans” means consumer loans deployed by the Sponsor.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Entities” means any Securitization Entity and each of the Sponsor, any Intermediate Companies, the Performance Guarantor, the Servicer, the Manager and any of their Affiliates party to a Program Document or Securitization Document, and each of their respective successors and assigns.

“Subsequent Solar Loan” has the meaning set forth in the Loan Agreement.

“Subsequent Solar Loan Criteria” has the meaning set forth in the Loan Agreement.

“Taxes” means all taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, penalties or additions thereto imposed in respect thereof.

“Title XVII” has the meaning specified in the Recitals.

“Title XVII Regulations” means the regulations with respect to Title XVII, at 10 CFR Part 609, and any other applicable regulations from time to time promulgated to implement Title XVII.

“Transaction Accounts” means the accounts established pursuant to a Loan Agreement.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-17

“Transaction Party” means each party to all documents (other than legal opinions) relating to the Loan Guarantee Agreement, the Capital Markets Issuance and each Guaranteed Loan, including, for the avoidance of doubt, each Program Document and Series Securitization Document.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. A-18

EXHIBIT B

Rules of Interpretation

For all purposes of this Agreement, including Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context:

1.	Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

2.	Use of Or. The word “or” is not exclusive.

3.

Change of Law. Each reference to an Applicable Law includes any amendment, supplement or modification of such Applicable Law, as the case may be, and all regulations, rulings and other Applicable Laws promulgated thereunder, including with respect to any successor Applicable Law or Environmental Law.

4.	Successor and Assigns. A reference to a Person includes its successors and permitted assigns.

5.

Including. The words “include”, “includes” and “including” are not limiting and mean include, includes and including “without limitation”, “without limitation by specification” and “but not limited to.”

6.

Hereof, Herein, Hereunder. The words “hereof”, “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

7.

Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.

8.

Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all Exhibits, schedules, annexes and appendices thereto, and all Exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time and in effect at any given time to the extent that any such amendment, modification, or supplement is permitted under the terms of such document, instrument or agreement and under the terms of the Series Securitization Documents.

9.

Periods and Time. Unless otherwise specified, references to “days”, “weeks”, “months” and “years” shall mean calendar days, weeks, months and years, respectively. References to a time of day shall mean such time in Washington, D.C.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. B-1

10.

Ambiguities. The Series Securitization Documents are the result of negotiations among, and have been reviewed by each party to the Series Securitization Documents and their respective counsel. Accordingly, the Series Securitization Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person.

11.

Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document.

12.

Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.

13.	Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP.

14.

Reasonable Efforts. The expression “reasonable efforts” and expressions of like import, when used in connection with an obligation of either party, means taking in good faith and with due diligence all commercially reasonable steps to achieve the objective and to perform the obligation, including doing all that can reasonably be done in the circumstances taking into account each party’s obligations hereunder to mitigate delays and additional costs to the other party, and in any event taking no less steps and efforts than those that would be taken by a commercially reasonable and prudent person in comparable circumstances, where the whole of the benefit of the obligation and where all the results of taking such steps and efforts accrued solely to that person’s own benefit.

15.

Conflict. Except as otherwise expressly provided for herein, in the case of any conflict between the terms of this Agreement and the terms of any Series Securitization Document, the terms of this Agreement, as between the Borrower and the Guarantor, shall prevail.

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. B-2

EXHIBIT C

Form of Demand Letter

[Project Number 1426 A]

Date: [     ], 20[ ]

United States Department of Energy

Loan Programs Office

1000 Independence Avenue, SW

Washington, D.C. 20585

Attn: Director, Portfolio Management

Email: [***]

with a copy to (which copy shall not constitute notice):

Allen & Overy LLP

1221 Avenue of the Americas

New York, NY 10020

Attn: [***]

Email: [***]

Re: Project Hestia (LPO Loan Number 1426)

1. Reference is made to the Guarantee Issuance Agreement, dated as of June 5, 2024 (the “Agreement”), by and among Sunnova ABS Management, LLC, a Delaware limited liability company, as Servicer and Manager, the U.S. Department of Energy, acting by and through the Secretary of Energy, (the “Guarantor”), as Guarantor, Sunnova Energy Corporation, a Delaware corporation, as Sponsor, Sunnova Hestia II Borrower, LLC, a Delaware limited liability company, (the “Borrower”) as Borrower, Sunnova Hestia II Lender, LLC, a Delaware limited liability company, (the “Lender”) as Lender, and Wilmington Trust, National Association, a national banking association, (the “Agent”) as Agent.

2. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Agreement.

3. Pursuant to Section 9.4 of the Agreement, we submit to you this Demand Letter and hereby certify that, on and as of the date hereof, the Guaranteed Amounts remain unpaid and the Borrower’s payment default has remained unremedied past the period allowed for cure under the terms of the Loan Agreement.

4. The aggregate amount of DOE Guaranteed Principal Amounts due and unpaid as of the date hereof is $[ ].

5. The outstanding DOE Guaranteed Interest Amounts due and unpaid, as determined by [insert basis for determination], as of the date hereof is $[   ].

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. C-1

6. The amount thereof remaining outstanding is $[  ] (the “Guaranteed Amounts”)

The Guarantor is hereby requested and instructed to pay to the Agent, for the benefit of the Lender, by payment to the bank and the account referred to below, promptly, but in no event later than the 60th day following the date of delivery of this Demand Letter (or, if not delivered on a Business Day, the next succeeding Business Day), the above Guaranteed Amounts.

Bank: Manufacturers & Traders Trust Co/Wilmington Trust N.A.

Account Number: [***]

ABA Number: [***]

Code: [  ]

Beneficiary: Wilmington Trust, National Association, as Agent

To induce you to make such payment and as provided in the Agreement, we further certify that (i) the payment requested under this Demand Letter complies with Section 9.2 of the Agreement, (iii) we have complied with all terms and conditions of the Agreement; (iv) no Guarantee Termination Event has occurred; (v) attached hereto as Appendix A is a true, correct and complete copy of the latest monthly servicing report; (vi) attached hereto as Appendix B is a true, correct and complete copy of the Collection Account statement; and (vii) the making and submission of this Demand Letter by the Agent has been duly authorized by and on behalf of the Lender, through all appropriate action.

Very truly yours,

WILMINGTON TRUST, NATIONAL ASSOCIATION as Agent

By:
Name:
Title:

[***] = Certain information has been excluded from this exhibit because it is both not material and would likely cause harm to the company if publicly disclosed.

Exh. C-2